UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGITALTOWN, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	3570	41-1427445
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2155 112th Ave NE

Bellevue, WA 98004

(425) 295-4564

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James B. Parsons

2155 112th Ave NE
Bellevue, WA 98004

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 value per share	20,000,000	$0.01	$200,000	$24.90

____________

(1)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act.
(3)	Based on the minimum price under the Equity Purchase Agreement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED ___________________

PRELIMINARY PROSPECTUS

Digitaltown, Inc.

20,000,000 Shares of Common Stock

_____________________________________

This prospectus relates to the offer and resale of up to 20,000,000 shares of our common stock, par value $0.01 per share, by the selling stockholders identified on page 9. All such shares represent shares that Triton Funds LLC (“Triton”) has agreed to purchase from us pursuant to the terms and conditions of an Equity Purchase Agreement we entered into with them on April 23, 2018 (the “Equity Purchase Agreement”). Subject to the terms and conditions of the Equity Purchase Agreement, we have the right to “put,” or sell, up to $1,000,000 worth of shares of our common stock to Triton. This arrangement is also sometimes referred to herein as the “Registered Offering.”

For more information about the selling stockholders, please see the section of this prospectus entitled “Selling Stockholders” beginning on page 9.

The selling stockholders may sell any shares offered under this prospectus at fixed prices, prevailing market prices at the time of sale, at varying prices or negotiated prices.

Triton is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of our common stock under the Registered Offering, and any broker-dealers or agents that are involved in such resales may be deemed to be “underwriters” within the meaning of the Securities Act in connection therewith. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 9.

We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of shares directly to Triton pursuant to the Registered Offering.

Our common stock is quoted on the OTCQB Marketplace operated by the OTC Markets Group, Inc., or “OTCQB,” under the ticker symbol “DGTW.” On July 15, 2018, the average of the high and low sales prices of our common stock was $0.08 per share.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September _____, 2018.

i

_____________________________________________

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition, operating results and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision in our common stock. Before investing in our common stock, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “Company,” “Digitaltown” refer to Digitaltown, Inc.

Our Business

DigitalTown, Inc. (“The Company”, “We”, “Us”, “Our” and “DigitalTown”) was incorporated in the State of Minnesota on April 7, 1982. We provide turn-key hosted solutions to power a comprehensive platform for government entities, citizens and merchants. Our solutions improve the quality of life for residents and visitors through integrated technology for economic development, civic engagement, digital inclusion and smart tourism for cities around the world. The easy to use platform helps city officials and local merchants manage a feature-rich Smart City for web and mobile devices, and provides residents and visitors with access to Content, Community and Commerce.

The Company’s fiscal year end is the last day in February. Our current fiscal year ends on February 28, 2019 and we refer to it as “fiscal 2019”. Last year, our fiscal year ended on February 28, 2018 and we refer to this year as “fiscal 2018”.

During the quarter ended May 31, 2018, we generated revenues of $86,218, and during the quarter ended May 31, 2017 we generated revenues of $80,271. For the quarter ended May 31, 2018, we have incurred a net loss of $2,256,142, compared to $1,101,248 for the quarter ended May 31, 2017. As of May 31, 2018, we had $20,506 cash on hand, $1,380,156 of digital currencies on hand, total assets of $1,495,836, total liabilities of $2,325,766, an accumulated deficit of $51,142,038 and stockholder’s deficit of ($829,930).

OFFERING SUMMARY

Common stock that may be offered by selling stockholders	20,000,000 shares

Common stock outstanding before this offering	126,602,321 shares

Common stock to be outstanding after this offering	146,602,321 shares (1)

Use of proceeds

We will not receive any proceeds from the resale or other disposition of the shares covered by this prospectus by the selling stockholders. We will receive proceeds from the sale of shares to Triton. Triton has committed to purchase up to $1,000,000 worth of shares of our common stock over a period of time terminating on the earlier of the date on which Triton shall have purchased shares under the Equity Purchase Agreement for an aggregate purchase price of $1,000,000 or December 31, 2018.

1

Triton will pay a purchase price equal to 75% of the volume weighted average price of the Company’s common stock the five trading days prior to the closing date. The closing date is six days after the shares have been delivered to Triton. In order to exercise the put, certain conditions must be met at each put notice date including, but not limited to: (i) we must have an effective registration statement, (ii) our common stock must be deposit/withdrawal at custodian (“DWAC”) eligible, (iii) the minimum price must exceed $0.01, and (iv) the number of shares to be purchased by Triton may not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by Triton, would exceed 4.99% of our shares of common stock outstanding.

For further information, see “The Offering” beginning on page 7.

Plan of Distribution

The selling stockholders may, from time to time, sell any or all of their shares of common stock on the stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.

For further information, see “Plan of Distribution” beginning on page 9.

Risk factors

You should read the “Risk Factors” section of this prospectus and the other information in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Recent Developments

As of May 31, 2018, the Company held 92% of its assets in digital currency in the form of RChain Coins (“Coins”). Since that date, the Company has liquidated the Coins to pay for its ongoing expenses. It expects to receive additional Coins from time to time, and those Coins will be liquidated after receipt to provide cash for business operations. The Company does not intend to hold digital currencies long term for investment purposes.

_______________

(1) Assumes the issuance of 20,000,000 shares offered hereby that are issuable under our Equity Purchase Agreement with Triton.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this prospectus, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our common stock. The occurrence of any of the events or developments described below could harm our business, financial condition, operating results, and growth prospects. In such an event, the market price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

Risks Related to Our Company

We have a history of operating losses and the report of our independent accountants issued in connection with the audit of our financial statements contained a qualification raising substantial doubt about our ability to continue as a going concern.

We incurred operating losses of $1,662,728 and $1,091,524 for the first quarter of fiscal years 2019 and 2018 respectively, and had an accumulated deficit of $51,142,038 at May 31, 2018. In addition, we have incurred net losses of $10,243,396 and $7,219,626 for the fiscal years 2018 and 2017, respectively. As a result of these conditions, the report of our independent accountants issued in connection with the audit of our financial statements as of and for the fiscal years ended February 28, 2018 and February 28, 2017 contained a qualification raising substantial doubt about our ability to continue as a going concern. We can provide no assurance regarding when, if ever, we will become profitable. As a result, we may continue to generate losses for the foreseeable future and in the extreme case, discontinue operations.

2

We may not be able to collect on our stock subscriptions receivable or raise capital through the sale of our common stock as needed to fund our operations.

For fiscal years 2018 and 2017, the Company sold shares of its common stock which generated cash of $1,662,732 and $2,377,950, respectively.

We believe our current cash reserves, the amounts we expect to collect on our booked software licensing revenue, and proceeds from the sale of our common stock should be sufficient to enable us to operate for the next 12 months. In the event that we are unable to collect amounts due to us or raise capital through the sale of our common stock as needed, we would be forced to reduce operating expenses or cease operations altogether.

No assurances can be given that we will be successful in reaching or maintaining profitable operations. Our current monthly cash operating expenses going forward are approximately $325,000 per month.

We may need to raise additional capital to finance operations.

Funding of our operations over the past 2 years has relied almost entirely on proceeds from the sale of our common stock and the collection of outstanding subscriptions receivable. We currently do not have any bank debt. We may need to raise additional capital to fund our anticipated operating expenses and execute our business plan. We cannot be assured that financing will be available or at favorable terms. Any sale of our common stock to raise capital will cause dilution to our existing stockholders, unless the existing holders participate in the capital raise. If we are unable to obtain adequate financing, we will need to reduce or cease business operations. Any of these events would be materially harmful to our business and may result in a lower stock price.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

There has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our stockholders’ ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

Our common stock is traded on the OTC markets, which may make it more difficult for investors to resell their shares due to suitability requirements.

Our common stock is currently traded on the Over-The-Counter market “OTC” and quoted on the OTC Markets. Broker-dealers are challenged to trade in OTC stocks given that the market for such securities is often limited, the stocks are more volatile, and the risks to investors are greater. These factors may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. The Company is exploring the possibility of listing within a different level of OTC or transitioning to the NASDAQ exchange in an effort to help increase the liquidity of the Company’s stock.

3

Since our common stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our common stock is thinly traded, its trading price is more likely to be volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):

•	the trading volume of our shares;
•	new products or services introduced or announced by us or our competitors;
•	actual or anticipated variations in quarterly operating results;
•	general conditions or trends in our business industries;
•	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	additions or departures of key personnel;
•	sales of our common stock; and
•	general stock market price and volume fluctuations of publicly-traded, and particularly microcap, companies.
•	the number of securities analysts, market-makers and brokers following our common stock;

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against the Company, such activity against us could result in substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover and as previously noted, our shares are currently quoted on the OTC Markets and are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to manipulation by market-makers, short-sellers and option traders.

We could fail to retain or attract key personnel.

Robert Monster has been our Chief Executive Officer since May 18, 2015. Our future success depends, in significant part, on the continued services of Mr. Monster. We cannot be assured that we would be able to find appropriate replacements for Mr. Monster or any other key personnel. Any loss or interruption of our key personnel’s services could adversely affect our ability to execute our business plan. We do have an employment agreement with Mr. Monster through May 21, 2018, but we do not presently maintain an executive life insurance policy for him.

Minnesota law and our charter may inhibit a takeover of our company that stockholders may consider favorable.

Provisions of Minnesota law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of our Company. As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

Our officers and directors have the ability to exercise significant influence over matters submitted for stockholder approval and their interests may differ from other stockholders.

Our current directors in the aggregate have the ability to appoint new members to the Board of Directors. Accordingly, our directors and executive officers, whether acting alone or together, may have significant influence in determining the outcome of any corporate transaction or other matter submitted to our Board for approval, including issuing common and preferred stock, and appointing officers. This influence could have a material impact on mergers, acquisitions, consolidations, the sale of all or substantially all of our assets and the power to prevent or cause a change in control. The interests of these board members may differ from the interests of the other stockholders.

4

Our shares may be defined as penny stock, the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

Shares of our common stock may be defined as a penny stock under the Securities and Exchange Act of 1934 (“Exchange Act”) and rules of the Securities and Exchange Commission (“SEC”). The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000, individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the SEC. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices creating consequential investor losses.

Our management team is aware of the abuses that have occurred historically in the penny stock market. Although we are not in a position to dictate the behavior of the market or of broker-dealers who participate in the market, we will strive within the confines of practical limitations to prevent the described abuses from being established with respect to our securities. The occurrence of these practices could increase the volatility of our share price.

Existing stockholders may experience significant dilution from the market sale or short sales of our common stock.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

Currently, since there is relatively small use of digital currencies in the retail and commercial marketplace in comparison to relatively large use by speculators, future price volatility could adversely affect the use of such currencies on our platform, making our platform less attractive to users.

Digital currencies have only recently become accepted as a means of payment for goods and services by certain major retail and commercial outlets, and use of by consumers to pay such retail and commercial outlets remains limited. Conversely, a significant portion of digital currency demand is generated by speculators and investors seeking to profit from the short- or long-term holdings. We only provide a platform for transferring select currencies between consumers and retailers in exchange for goods or services; the platform is not intended to enable the trading of digital currencies. If significant price volatility occurs with a currency we support for the benefit of our users, current or potential users may be less inclined to use our platform.

Risks Relating to our Registered Offering with Triton

Resales of shares purchased by Triton under the Equity Purchase Agreement may cause the market price of our common stock to decline.

Subject to the terms and conditions of the Equity Purchase Agreement, we have the right to “put,” or sell, up to $1,000,000 worth of shares of our common stock to Triton. Unless terminated earlier, Triton’s purchase commitment will automatically terminate on the earlier of the date on which Triton shall have purchased shares pursuant to the Equity Purchase Agreement for an aggregate purchase price of $1,000,000 or December 31, 2018. This arrangement is also sometimes referred to herein as the “Registered Offering.” The common stock to be issued to Triton pursuant to the Equity Purchase Agreement will be purchased at a price equal to 75% of the “Market Price,” which is defined as the lowest traded price on the OTCQB, as reported by Bloomberg Finance L.P., during the five consecutive trading days including and immediately prior to the settlement date of the sale, which in most circumstances will be the trading day immediately following the date that a put notice is delivered to Triton (a “Put Date”). Triton will have the financial incentive to sell the shares of our common stock issuable under the Equity Purchase Agreement in advance of or upon receiving such shares and to realize the profit equal to the difference between the discounted price and the current market price of the shares. This may cause the market price of our common stock to decline.

5

The foregoing description of the terms of the Equity Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Equity Purchase Agreement itself.

Puts under Equity Purchase Agreement may cause dilution to existing stockholders.

From time to time during the term of the Equity Purchase Agreement, and at our sole discretion, we may present Triton with a put notice requiring Triton to purchase shares of our common stock. As a result, our existing stockholders will experience immediate dilution upon the purchase of any of the shares by Triton. Triton may resell some, if not all, of the shares that we issue to it under the Equity Purchase Agreement and such sales could cause the market price of our common stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of shares to Triton in exchange for each dollar of the put amount. Under these circumstances, the existing stockholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Triton, and because our existing stockholders may disagree with a decision to sell shares to Triton at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price. If we draw down amounts under the Registered Offering when our share price is decreasing, we will need to issue more shares to raise the same amount of funding.

There is no guarantee that we will satisfy the conditions to the Equity Purchase Agreement.

Although the Equity Purchase Agreement provides that we can require Triton to purchase, at our discretion, up to $1,000,000 worth of shares of our common stock in the aggregate, our ability to put shares to Triton and obtain funds when requested is limited by the terms and conditions of the Equity Purchase Agreement, including restrictions on when we may exercise our put rights, restrictions on the amount we may put to Triton at any one time, which is determined in part by the trading volume of our common stock, and a limitation on our ability to put shares to Triton to the extent that it would cause Triton to beneficially own more than 4.99% of the outstanding shares of our common stock.

We may not have access to the full amount available under the Equity Purchase Agreement with Triton.

Our ability to draw down funds and sell shares under the Equity Purchase Agreement requires that a registration statement be declared effective and continue to be effective registering the resale of shares issuable under the Equity Purchase Agreement. The registration statement of which this prospectus is a part registers the resale of 20,000,000 shares of our common stock issuable under the Registered Offering. This registration statement (and any post-effective amendments thereto) may be subject to review and comment by the staff of the Securities and Exchange Commission, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of the registration statement (and any post-effective amendments thereto) cannot be assured. Even if we are successful in causing the registration statement registering the resale of some or all of the shares issuable under the Equity Purchase Agreement to be declared effective by the Securities and Exchange Commission in a timely manner, we may not be able to sell the shares unless certain other conditions are met. Accordingly, because our ability to draw down any amounts under the Equity Purchase Agreement with Triton is subject to a number of conditions, there is no guarantee that we will be able to draw down all of the proceeds of $1,000,000 under the Equity Purchase Agreement.

Triton can refuse to purchase shares under the Equity Purchase Agreement if the total shares owned by Triton after the purchase would exceed 4.99% of our issued shares. Based on our recent share price, it is likely that the purchase of $1,000,000 of our stock would cause Triton to exceed 4.99%.

6

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus may contain certain “forward-looking” statements as such term is defined by the Securities and Exchange Commission in its rules, regulations and releases, which represent the registrant’s expectations or beliefs, including but not limited to, statements concerning the registrant’s operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the registrant’s control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the company and its subsidiaries, volatility of stock price, commercial viability of OTEC systems and any other factors discussed in this and other registrant filings with the Securities and Exchange Commission.

These risks and uncertainties and other factors include, but are not limited to those set forth under “Risk Factors” of this prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

This prospectus contains forward-looking statements, including statements regarding, among other things:

•	our ability to continue as a going concern;
•	our anticipated needs for working capital;
•	our ability to secure financing; and
•	actual capital costs, operating costs, production and economic returns may differ significantly from those that we have anticipated.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

These risks and uncertainties and other factors include, but are not limited to, those set forth under “Risk Factors.” All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders. However, we will receive proceeds from the sale of shares of our common stock pursuant to Triton under the Equity Purchase Agreement. We will use these proceeds for general corporate and working capital purposes, or for other purposes that our Board of Directors, in its good faith, deems to be in the best interest of our Company. We have agreed to bear the expenses relating to the registration of the offer and resale by the selling stockholders of the shares being offered hereby.

7

THE OFFERING

The selling stockholders may offer and resale of up to 20,000,000 shares of our common stock, par value $0.01 per share, pursuant to this prospectus. All of such shares represent shares that Triton has agreed to purchase from us pursuant to the terms and conditions of an Equity Purchase Agreement we entered into with them on April 23, 2018 (the “Equity Purchase Agreement”), which are described below.

Equity Purchase Agreement and Registration Rights Agreement with Triton Funds LLC

Subject to the terms and conditions of the Equity Purchase Agreement, we have the right to “put,” or sell, up to $1,000,000 worth of shares of our common stock to Triton. Unless terminated earlier, Triton’s purchase commitment will automatically terminate on the earlier of the date on which Triton shall have purchased shares pursuant to the Equity Purchase Agreement for an aggregate purchase price of $1,000,000 or December 31, 2018. We have no obligation to sell any shares under the Equity Purchase Agreement. This arrangement is also sometimes referred to herein as the “Registered Offering.”

As provided in the Equity Purchase Agreement, we may require Triton to purchase shares of common stock from time to time by delivering a put notice to Triton specifying the total number of shares to be purchased (such number of shares multiplied by the purchase price described below, the “Investment Amount”); provided there must be a minimum of ten trading days between delivery of each put notice. We may determine the Investment Amount, provided that such amount may not be more than 75% of the average daily trading volume in dollar amount for our common stock during the 5 trading days preceding the date on which we deliver the applicable put notice. Triton will have no obligation to purchase shares under the Registered Offering to the extent that such purchase would cause Triton to own more than 4.99% of our common stock.

For each share of the our common stock purchased under the Registered Offering, Triton will pay a purchase price equal to 75% of the “Market Price,” which is defined as volume weighted average price of the Company’s common stock the five trading days prior to the closing date. The closing date is six days after the shares have been delivered to Triton On the settlement date, Triton will purchase the applicable number of shares subject to customary closing conditions, including without limitation a requirement that a registration statement remain effective registering the resale by Triton of the shares to be issued under the Registered Offering as contemplated by the Registration Rights Agreement described below. The Equity Purchase Agreement is not transferable and any benefits attached thereto may not be assigned.

The Equity Purchase Agreement contains covenants, representations and warranties of us and Triton that are typical for transactions of this type. In addition, we and Triton have granted each other customary indemnification rights in connection with the Equity Purchase Agreement. The Equity Purchase Agreement may be terminated by us at any time.

In connection with the Equity Purchase Agreement, we also entered into a Registration Rights Agreement with Triton requiring us to prepare and file a registration statement registering the resale by Triton of shares to be issued under the Registered Offering, to use commercially reasonable efforts to cause such registration statement to become effective, and to keep such registration statement effective until (i) the date as of which the Investor may sell all of the Registrable Securities without restriction pursuant to Rule 144 promulgated under the Securities and (ii) the date on which the Investor shall have sold all the Registrable Securities covered thereby and no Available Amount remains under the Purchase Agreement. In accordance with the Registration Rights Agreement, on June 4, 2018, we filed the registration statement of which this prospectus is a part registering the resale by Triton of up to 20,000,000 shares that may be issued and sold to Triton under the Registered Offering. This registration statement was declared effective by the SEC on ___________, 2018.

The 20,000,000 shares being offered pursuant to this prospectus by Triton will represent approximately 13.64% of our shares of common stock issued and outstanding held by non-affiliates of our Company as of the date of this prospectus assuming the offering is fully subscribed.

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The foregoing description of the terms of the Equity Purchase Agreement and Registration Rights Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the agreements and instruments themselves, copies of which are filed as Exhibits 10.1 and 10.2 to our registration statement, and incorporated into this prospectus by reference. The benefits and representations and warranties set forth in such agreements and instruments are not intended to and do not constitute continuing representations and warranties of the Company or any other party to persons not a party thereto.

We intend to sell to Triton periodically our common stock under the Equity Purchase Agreement and Triton may, in turn, sell such shares to investors in the market at the market price or at negotiated prices. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Triton to raise the intended amount of funds, as our stock price declines.

Likelihood of Accessing the Full Amount of the Registered Offering

Notwithstanding that the Registered Offering is in an amount of $1,000,000, we anticipate that the actual likelihood that we will be able access the full amount of the Registered Offering is low due to several factors, including that our ability to access the Registered Offering is impacted by our average daily trading price, which may limit the maximum dollar amount of each put we deliver to Triton. Our use of the Registered Offering will continue to be limited and restricted if our market price of our stock continue at its current levels or decrease further in the future from the volume and stock prices reported over the past year. Our ability to issue shares in excess of the 20,000,000 shares covered by the registration statement of which this prospectus is a part may be subject to our filing a subsequent registration statement with the SEC and the SEC declaring it effective.

Accordingly, because our ability to deliver puts to Triton under the Equity Purchase Agreement is subject to a number of conditions, there is no guarantee that we will receive all or any portion of the $1,000,000 that is available to us under the Registered Offering.

SELLING STOCKHOLDERS

This prospectus covers the resale by the selling stockholders of 20,000,000 shares of our common stock which may be issued by us to Triton under the Equity Purchase Agreement. Triton is an “underwriter” within the meaning of the Securities Act in connection with its resale of our common stock pursuant to this prospectus. The selling stockholder has not had any position or office, or other material relationship with us or any of our affiliates over the past three years. The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of May 8, 2018 and the number of shares of our common stock being offered pursuant to this prospectus

	Shares beneficially		Number of shares to be beneficially owned and percentage of beneficial ownership after the offering (1)(2)
Name of selling stockholder	owned as of the date of this prospectus (1)	Number of shares being offered	Number of shares	Percentage of class (3)
Triton Funds LLC	0	20,000,000	20,000,000	13.64%

Triton Funds was founded by Yash Thukral, Sam Yaffa and Nathan Yee.

___________

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)

The amount and percentage of shares of our common stock that will be beneficially owned by the selling stockholder after completion of the offering assume that they will sell all shares of our common stock being offered pursuant to this prospectus.

(3)

Based on 126,602,321 shares of our common stock issued and outstanding as July 16, 2018. All shares of our common stock being offered pursuant to this prospectus by the selling stockholder are counted as outstanding for computing the percentage beneficial ownership of such selling stockholder. Triton have refuse to purchase shares, however, if their percentage interest after purchase is greater than 4.9%.

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PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of shares of our common stock covered hereby on the OTCQB Marketplace operated by the OTC Markets Group, Inc., or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, provided such amounts are in compliance with FINRA Rule 2121. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the selling stockholders and/or the purchasers.

Triton Funds LLC is an underwriter within the meaning of the Securities Act and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because Triton is an underwriter within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Although Triton has agreed not to enter into any “short sales” of our common stock, sales after delivery of a put notice of a number of shares reasonably expected to be purchased under a put notice shall not be deemed a “short sale.” Accordingly, Triton may enter into arrangements it deems appropriate with respect to sales of shares of our common stock after it receives a put notice under the Equity Purchase Agreement so long as such sales or arrangements do not involve more than the number of put shares reasonably expected to be purchased by Triton under such put notice.

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DESCRIPTION OF SECURITIES

Capital Stock

Pursuant to our articles of incorporation, as amended to date, our authorized capital stock consists of 2,000,000,000 shares, consisting of 2,000,000,000 shares of common stock, par value $0.01 per share. We have no shares of preferred stock authorized. As of July 15, 2018, there were 126,602,321 shares of common stock issued and outstanding. Our common stock is quoted on the OTCQB Marketplace operated by the OTC Markets Group, Inc., under the trading symbol “DGTW.”

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights.

The Company does not currently anticipate paying any dividends on its common stock. In the event of a liquidation, dissolution or winding up of DigitalTown, the holders of shares of common stock are entitled to share pro-rata in all assets remaining after payment in full of all liabilities, subject however, to any rights of the shareholders of preferred shares issued and outstanding at the time of such liquidation, dissolution or winding up of the Company. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

The following description summarizes the material terms of our capital stock. This summary is, however, subject to the provisions of our articles of incorporation and bylaws. For greater detail about our capital stock, please refer to our articles of incorporation and bylaws.

The transfer agent and registrar for our common stock is CleartTrust, LLC, 1654 Pointe Village Drive, Suite 205, Lutz, FL 33558. Telephone 813-235-4490.

Preferred Stock

Our Articles of Incorporation do not authorize the issuance of shares of Preferred Stock.

Anti-Takeover Provisions

Some features of Minnesota law may have the effect of delaying, deferring or preventing a change in control of our Company. This could decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

EXPERTS

Parsons/Burnett/Bjordahl/Hume, LLP has assisted us in the preparation of this Prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration and Offering of the common stock. Parsons/Burnett/Bjordahl/Hume, LLP has consented to being named as an expert in our registration statement, of which this Prospectus forms a part. The consent has been filed as an exhibit to the registration statement.

M&K CPAs, PLLC, our independent registered public accounting firm, have audited our financial statements included in this Prospectus and registration statement to the extent and for the periods set forth in their audit reports. M&K CPAs, PLLC has presented its report with respect to our audited financial statements. The report of M&K CPAs, PLLC is included in reliance upon their authority as experts in accounting and auditing. Their consent to being named as Experts is filed as Exhibit 23.1 to the Registration Statement of which this Prospectus is a part.

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LEGAL MATTERS

Parsons/Burnett/Bjordahl/Hume, LLP has provided us with an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus. James B. Parsons, a partner of Parsons/Burnett/Bjordahl/Hume, LLP, is a shareholder. Mr. Parsons resigned from the Board effective June 26, 2018.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

BUSINESS

GENERAL

DigitalTown, Inc. (“The Company”, “We”, “Us”, “Our” and “DigitalTown”) provides turn-key hosted solutions to power a comprehensive platform for government entities, citizens and merchants. Our solutions improve the quality of life for residents and visitors through integrated technology for economic development, civic engagement, digital inclusion and smart tourism for cities around the world. The easy to use platform helps city officials and local merchants manage a feature-rich Smart City for web and mobile devices, and provides residents and visitors with access to Content, Community and Commerce.

The Company’s fiscal year end is the last day in February. Our current fiscal year ends on February 28, 2019 and we refer to it as “fiscal 2019”. Last year, our fiscal year ended on February 28, 2018 and we refer to this year as “fiscal 2018”.

Market Opportunity

We provide an integrated search, community, and commerce platform for both web and mobile devices. DigitalTown powers connected online communities that enable members of a community to find information and acquire the goods and services they need locally when possible. The DigitalTown platform is intended to improve how the local economy consumes and transacts. It does this by helping local community citizens interact with city government, as well as local merchants. Residents and visitors are able to use the DigitalTown powered search engine to access content, community and commerce from an easy search tool. If there are local vendors that can fulfill a product or service that relates to a search term, then those options are presented to the user. Local vendors can also become direct merchants on the platform, effectively allowing the local town to be its own hub for mass commerce.

The Strategic Importance of Local Online Economic Development

The DigitalTown platform elevates local communities to an advanced state of technical capability. To date, most cities have historically taken a hands-off approach towards the Internet. However, we believe city management will further consider the Internet as an integral part of their strategic plan for economic growth.

The continued expansion of big box retailers and steep growth of national eCommerce has created an increased number of challenges for locally owned small businesses. This requires a new approach to online economic development – one that equips local merchants with the means to compete locally and sell nationally. DigitalTown provides a cost-effective solution to help local businesses compete against entities with greater reach, scale and resources.

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Why the DigitalTown solution makes sense now

The DigitalTown platform is a cost-effective solution for enabling a community to become a smart community, which we define as connected to shared content and local commerce. A key enabler for this capability is the continued growth of smartphones that are powered by common frameworks, such as Apple iOS and Android. The use of smartphones has enabled individuals to communicate and transact in real-time anywhere they choose using their smartphone, which serves as a proxy for identity, reputation, preferences and method of payment. In effect, the smartphone has become the Digital Wallet. We believe this opportunity is global and our approach, which emphasizes public-private partnerships, will enable accelerated adoption particularly in rural communities where trust of technology is lower, the need is potentially the greatest, and economic models are at the greatest risk.

How the DigitalTown SmartCity Platform is part of the new SmartWeb

A core component of the DigitalTown approach is to build branded web destinations that are intuitive to discover. Part of what makes this possible is the emergence of new domain extensions that are descriptive. For example, .CITY routes a visitor to a website about a city and .MENU routes a user to a website about restaurants in that city. Due to management’s long-standing relation with domain registry operators, the Company will seek to bring structure to the emerging landscape of domain extensions, while at the same time emphasizing distribution of a unified mobile application to work as a digital companion alongside the growing network of direct navigation brands.

The DigitalTown Platform

The DigitalTown platform supports powerful online and mobile communities. We tap into locally relevant news and content in order to keep community members informed. We provide community tools to keep community members connected. We enable commerce and fulfillment in local communities thereby helping residents to buy locally while equipping merchants to sell locally, nationally and even globally.

Content Search

The DigitalTown search engine serves as the core of the local experience. Whereas most residents may go once or twice per year to the official city site, the DigitalTown-powered search engine is designed for daily use as a preferred homepage for local residents and businesses. This will be accomplished through a combination of marketing and education to residents. In addition, we believe adoption can happen through building a strong level of trust with the residents since our platform will be endorsed or supported by the local government whom the residents know. This compares to large national companies with limited to no connection to the local residents.

Community

Consumers are already familiar with social networking through applications like Facebook and Twitter. The integrated DigitalTown web service and mobile app make it easy to stay informed, as well as to connect and communicate with other members of a given community. Community members can message, join groups, shop online, and make payments.

Commerce

The DigitalTown platform provides merchants with a turn-key solution for online commerce. Once the approved merchant loads SKU’s and inventory available for sale, the merchants can begin selling without any setup fees or capital investment costs. Transaction processing services are provided by DigitalTown, thereby eliminating the need for each retailer to secure a merchant processing account. The community may also enable a private currency for use within the community.

Courier and Delivery Management

In a growing number of participating cities, an integrated courier and delivery application is included, enabling approved delivery service providers to be notified about items from merchants to be picked up and delivered to the customer, thereby enabling any approved merchant to also offer delivery services to the end-customer. Delivery time is chosen by the customer and can be hours to days.

Administration

The DigitalTown platform provides integrated administrative tools for managing Content, Community and Commerce, making it easy to administer. The administrative tools are designed to be the back end of the smart community. For example, administrators can create Frequently Asked Questions (FAQ) that are then presented through the site search. This FAQ article is then systematically provided as information when a user makes an inquiry that matches the keywords into the search box on the site.

SmartWallet

DigitalTown provides every user that signs up on a DigitalTown site or application with a free SmartWallet. It contains the account used for Single Sign On, and combines this verified identity with a public facing profile, location, personal preferences, links to social media accounts and the ability to pay a person or business instantly. The SmartWallet is the link between an individual, their data, and their crypto assets within the DigitalTown network.

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Intellectual Property

Domain Name Portfolio. The Company is developing a proprietary platform for Smart City Management. As part of this platform rollout, the Company has secured approximately 13,000 of the .CITY domains that map to significant population centers. DigitalTown has methodically secured the .CITY domains through both acquisition from existing registrants, or via direct purchase from the operator of the .CITY registrar.

Software: The Company has developed a proprietary platform for enabling any city to become a Smart City, incorporating advanced features for economic development, community engagement and digital inclusion. In addition, the Company has completed acquisitions of 4 software companies: Cloud.Market, Software Masters, Inc, Rezserve Technologies Ltd, and Appointment.com, each of which brought significant intellectual property and is in process of being fully integrated into the DigitalTown platform. The Company continues to invest in software with an emphasis on capital efficiency and return on investment.

EMPLOYEES

As of May 31, 2018, DigitalTown, Inc. has 16 employees. In addition, from time to time we use independent contractors, consultants and advisors to execute our business plan. The Company’s employees are not represented by a union.

LEGAL PROCEEDINGS

From time to time, we may be a party to various claims, suits and complaints in the normal course of business. In the opinion of management, the resolutions of these matters are not expected to have a material adverse effect on the Company’s business, financial position or results of operations.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

DigitalTown, Inc.’s common stock is traded on the OTC Markets under the ticker symbol DGTW. The following table sets forth the quarterly high and low sales prices as reported during the last two fiscal years ended February 28, 2018 and February 28, 2017.

Fiscal Year 2018	Low	High
First Quarter	$0.38	$0.49
Second Quarter	0.23	0.48
Third Quarter	0.19	0.40
Fourth Quarter	0.19	0.36

Fiscal Year 2017	Low	High
First Quarter	$0.08	$0.56
Second Quarter	0.20	0.51
Third Quarter	0.21	0.52
Fourth Quarter	0.21	0.49

These quotations represent inter dealer prices, without retail markup, markdown, or commission, and may not reflect actual transactions. As of July 15, 2018, there were approximately 334 record holders of the Company's common stock.

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DIVIDEND POLICY

The Company has never paid cash dividends on any of its securities. The Company currently intends to retain any earnings for use in its operations and does not anticipate paying cash dividends in the foreseeable future. Any future dividend policy will be determined by the Company’s Board of Directors based upon the Company’s earnings, if any, its capital needs and other relevant factors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in our accountants during the last two fiscal years, and we have not had any material disagreements with our existing accountants during that time.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information concerning each of the directors and executive officers of DigitalTown, Inc.

Name	Position
Robert Monster	Chief Executive Officer and Director
Kenwei Chong	Director
Derek R. Schumann	Director
Jeffrey L. Mills	Director
Darvin Habben	Director
Greg Foss (1)	Director
Michael Cartwright (2)	Chief Technology Officer
Lawrence Lerner (3)	Director
George Nagy (4)	Director

___________

(1) Mr. Foss was appointed as a Director on November 15, 2017, and resigned September 6, 2018.

(2) Mr. Cartwright was appointed as a Director on October 3, 2017, and resigned August 20, 2018.

(3) Mr. Lerner was appointed as a Director on May 15, 2018.

(4) Mr. Nagy was appointed as a Director on June 19, 2018.

KENWEI CHONG. Mr. Chong was elected as a director in December 2016. Mr. Chong’s early career was in foreign exchange and global fixed income analysis and funds management for various firms in New York City and San Francisco; and later as product development manager for foreign exchange and fixed income risk management at Bloomberg. In 2001 Mr. Chong left the capital markets profession to pursue entrepreneurial interests and has been an active owner and investor in self-storage, physical and electronic records management and storage, restaurant and hospitality, food manufacturing and wholesale distribution, physical and virtual real estate investment and top level domain ventures. Mr. Chong received his BA in Finance from Boston University and his Chartered Financial Analyst designation from the Association of Investment Management and Research.

DARVIN R. HABBEN. Mr. Habben has been a director since May 11, 2015 and Chairman since June 1, 2015. Mr. Habben is currently the Founder, Chairman and Chief Executive Officer of Crossroads Trailer Sales and Service, Inc., a trucking company based in Albert Lea, MN. Mr. Habben is also owner and CEO of Agilis, a national donations processing and fulfillment company serving non-profit companies.

JEFFREY L. MILLS. Mr. Mills has served as a director since 2003. Mr. Mills worked for Xerox Corporation for 27 years in various management and operational roles and is currently consulting in the digital marketplace. Additionally, Mr. Mills has held a variety of leadership roles across various private equity companies, including President and Director level positions. He also currently serves as a director for one private company. Mr. Mills is a graduate of the University of Northern Iowa.

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ROBERT W. MONSTER. On May 11, 2015, Mr. Monster was appointed to the Board and appointed as CEO effective May 18, 2015. Mr. Monster is Founder, Chairman and CEO of Epik LLC and Managing Director of Monster Venture Partners LLC. Mr. Monster was the Founder of GMI (Global Market Insite, Inc.). Prior to founding GMI, Mr. Monster was a global product development manager with Procter & Gamble. Mr. Monster has both a BS and an MBA from Cornell University.

DEREK R. SCHUMANN. Mr. Schumann was appointed to the Board in December 2016 and is currently the Managing Partner of Go Toys Inc., Morris Trust and Kaplunk Development Group. All are investment holding companies focused primarily on investments in companies which create value through practical applications of disruptive new technology. Mr. Schumann is a resident of Vancouver, B.C. He received his B.A in Economics and Political Science from Bishop’s University.

MICHAEL CARTWRIGHT was appointed CTO and a member of the Board of Directors on October 3, 2017. Mr. C artwright resigned as a director o n August 20, 2018. Mr. Cartwright has over 20 years of IT experience with organizations of all sizes and across a range of industries including travel, consultancy and manufacturing. Prior to joining Digital Town, Mr. Cartwright was a co-founder and CEO of Comencia Inc., a Private Label Travel Platform, a Technology Vice President at Expedia, CTO of Pirean, a UK based identity and access management company, and a Technology Director at Nestle, Switzerland. Mr. Cartwright holds a BSc(Hons) in Computer Science from the University of Teeside.

LAWRENCE LERNER was appointed to the board on May 16, 2018. Mr. Lerner is the Managing Member of Catena Fund One, LP, which recently entered into an agreement for the purchase of common stock in Digitaltown. Mr. Lerner has worked in the cryptocurrency space since the late 1990’s. Today, he is the CEO of Pithia, a blockchain corporation with $170M in assets. Additionally, Mr. Lerner is associated with LERNER Consulting & LLBC, LLC (Lawrence Lerner Business Consulting), Ameritas Technologies and Genpact.

GEORGE NAGY was appointed to the board on June 19, 2018. Mr. Nagy is a principal of Terminus Group, LLC., which provides consulting services in the areas of mergers and acquisitions, business development, debt restructuring and operations. Mr. Nagy is the former Senior Vice President of IHS Markit (NASDAQ: INFO) and American Systems, and worked for Global Technology Company and Defense George. Mr. Nagy is a member of the Board of Directors of Cyber Maryland and a founder of Cyberavent. Mr. Nagy holds a Bachelor of Engineering from Michigan Technological University, a Masters in Finance from Madonna University and International Studies from the University of Chicago. The Company believes that Mr. Nagy’s knowledge and experience in information technology makes him a suitable Director.

Directors are elected at the annual meeting of the stockholders and serve until their successors are elected and qualified. Officers are elected by the Board of Directors and serve at the discretion of the Board of Directors or until their earlier resignation or removal.

Director Independence and Board of Directors’ Committees

A majority of our directors are considered to be an independent members of our Board of Directors under NASD Rule 4200(a)(15).

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, including our executive officers, a copy of which is included as an exhibit to this report.

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Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors and executive officers has been involved in any of the events described in Item 401(f) of Regulation S-K.

Corporate Governance Matters

We have not adopted any material changes to the procedures by which security holders may recommend nominees to our Board of Directors.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid for services rendered during the fiscal quarter of fiscal year ended February 28, 2019 and fiscal year ended February 28, 2018 to the Principal Executive Officer/Chief Executive Officer and the Principal Financial Officer/Chief Financial Officer.

Summary Compensation Table

Name and Principal Position	Fiscal year	Salary	Bonus	Stock Option Awards (1)	Other Annual Compensation (2)	Total Compensation
Robert Monster	2019	$60,000	$-	$-	$253,926	$313,926
CEO (Principal Executive Officer), & Director	2018	$240,000	$-	$-	$1,026,710	$1,266,710

Darvin R. Habben	2019	$-	$-	$-	$-	$-
Chairman & Director	2018	$-	$-	$-	$144,000	$144,000

_____________

(1)

The amounts shown are the aggregate grant date fair values of these awards computed in accordance with FASB guidance now codified as ASC Topic 718, “Stock Compensation” (formerly under FASB Statement No. 123(R)). The assumptions and methodologies used to calculate these amounts are discussed in Note 7 in the Notes to Financial Statements contained elsewhere in this Annual Report.

(2)	Other Compensation for Mr. Monster and Mr. Habben related to common stock grants during the year. See Note 6 in the Notes to Financial Statements contained elsewhere in this Annual Report.

OPTIONS GRANTED IN THE LAST FISCAL YEAR

The following table sets forth information regarding options granted to the named executive officers and directors during fiscal 2018.

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Grants of Plan-Based Awards

Name	Grant Date	Number of shares - Underlying options granted	Exercise Price ($/Share)	Grant Date Fair Value	Expiration Date

None

OUTSTANDING OPTIONS AT FISCAL YEAR-END

The following table provides information relating to the value of shares of common stock subject to options held by the named executive officers and directors as of May 31, 2018.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Unexercised Options Exercisable	Number of Unexercised Options Unexercisable	Option Exercise Price ($/share)	Option Expiration Date
Jeffrey L. Mills	75,000	-	$1.00	10/10/21
Jeffrey L. Mills	300,000	-	$0.54	2/3/24
Jeffrey L. Mills	300,000	-	$0.10	11/13/24
Jeffrey L. Mills	300,000	-	$0.10	12/1/24
Jeffrey L. Mills	200,000	-	$0.10	5/5/25
Jeffrey L. Mills	200,000	-	$0.10	6/3/25
Jeffrey L. Mills	200,000	-	$0.10	12/4/25
James B. Parsons	200,000	-	$0.10	12/4/25
Robert Monster	200,000	-	$0.10	12/4/25
Robert Monster	400,000	-	$0.10	6/3/25
Robert Monster	700,000	-	$0.10	2/16/19

OPTIONS EXERCISED BY THE EXECUTIVE OFFICERS AND DIRECTORS IN THE LAST FISCAL YEAR

None

DIRECTORS’ COMPENSATION

In December 2017, all non-executive directors received a stock grant of 600,000 shares. Mr. Parsons and Mr. Mills received an additional 200,000 shares each, as recognition for completing tasks outside their director responsibilities.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding our common stock, on an as converted basis, beneficially owned as of July 15, 2018 for (i) each stockholder we know to be the beneficial owner of 5% or more of our outstanding common stock; (ii) all directors and executive officers; and (iii) all directors and executive officers as a group. The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days, per rule 13d-3(d)(1) under the Securities and Exchange Act of 1934. As of July 15, 2018, we had 126,602,321 issued and outstanding shares of common stock.

Name of Beneficial Owner	Number of shares	Percentage of Outstanding Shares
Directors and Officers:
Robert Monster	14,247,839	11.25%
Darvin R. Habben	13,614,274	10.75%
Kenwei Chong	1,900,000	1.50%
Jeff L. Mills	2,039,950	1.61%
Greg Foss	4,050,000	3.20%
Derek Schumann	2,950,000	2.33%
James B. Parsons	1,590,000	1.26%
Michael Cartwright	763,095	0.60%
All directors and executive officers as a group	41,155,158	32.51%

5% Stockholders:
Richard A. Pomije	15,407,740	12.17%
Catena Fund One, LP	11,385,590	9.00%

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated there under require the Company’s officers, directors, and holders of 10% or more of its outstanding common stock to file certain reports with the Securities and Exchange Commission (the “Commission”). To the Company’s best knowledge, based solely on information provided by the reporting individuals, all of the reports required to be filed by these individuals were filed.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. Such filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement, and the reports and other information that we file with the Securities and Exchange Commission, at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our articles of incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by the corporation laws of the State of Delaware, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Subject to Completion, Dated ____________________

20

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion of the financial condition and results of operations of the Company for the years ended February 28, 2018 and February 28, 2017, which should be read in conjunction with, and is qualified in its entirety by, the audited financial statements and notes thereto included elsewhere in this report.

RESULTS OF OPERATIONS

YEARS ENDED FEBRUARY 28, 2018 AND FEBRUARY 28, 2017

During fiscal 2018, the Company recorded revenues of $327,335 and cost of revenues of $1,031,344 for a gross loss of $(704,009) compared to revenues of $165,591 and cost of revenues of $473,056 for a gross loss of $(307,065) during fiscal 2017. For fiscal 2018, revenues mainly consisted of development fees related to our SmartCity platform and activities from our Rezserve and Comencia subsidiaries. Cost of revenues consisted of amortization of prepaid annual domain name renewal fees of $675,242 and $82,370, development expense of $354,121 and $390,686, for the two fiscal years, respectively.

The Company’s operating expenses are currently all related to selling, general and administrative activity. These expenses were $7,443,296 in fiscal 2018 compared to $5,168,512 in fiscal 2017, an increase of $2,274,784. There was one significant driver of this increase and it was a non-cash expense. Our stock-based compensation expense was $3,524,123 for fiscal 2018 as compared to $2,455,587 for fiscal 2017, an increase of $1,068,536. In addition, our increase in selling, general and administrative expenses was due to an increase in domain name renewal fees of $592,872, and an increase in contractor expense of $254,200.

The Company’s overall net loss for the current year increased by $3,023,770 to $10,243,396. The increase was mainly due to the increase in stock compensation expense and the increase in general and administrative items as detailed above.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s cash position at February 28, 2018 was $58,712, a decrease of $480,531 from $539,243 at February 28, 2017. During fiscal 2018, net cash used in operating activities was $3,162,324 compared to cash used of $1,934,540 for the fiscal 2017. When comparing the two periods, the increase in cash used in operating activities of $1,227,784 for fiscal 2018 is primarily due to an increase of cash operating expenses.

Net cash used in investing activities was $139,169 and $40,504 for fiscal years 2018 and 2017, respectively. In fiscal 2018, the Company invested in two acquisitions to enhance its Smart City platform.

Net cash provided by financing activities for fiscal 2018, was $2,817,732, which consisted primarily of proceeds from the issuance of common stock and borrowings from convertible and promissory notes. For fiscal 2017, the Company received net cash provided by financing activities of $2,377,950, which consisted primarily of proceeds from the issuance of common stock.

21

Monthly cash operating expenses for fiscal 2018, were approximately $300,000 per month. Based on current projections, the Company’s monthly cash operating expenses going forward should be approximately $325,000 per month, which includes the monthly cost for the renewal of the existing domain names of approximately $30,000.

We believe our current cash reserves, the amounts we expect from future proceeds from the issuance of our common stock and the sale of existing domain names should be sufficient to enable us to operate for the next 12 months. In the event that we are unable to operate profitably, raise additional capital through the sale of our common stock or sell existing domain names on acceptable terms, we would be forced to further reduce operating expenses or cease operations altogether.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies

Effective March 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured.

There was no impact on the Company’s financial statements as a result of adopting Topic 606 for the twelve months ended February 28, 2018 and 2017.

The discussion and analysis of DigitalTown, Inc.’s financial condition and results of operations are based on our audited financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. Management reviews its estimates on an ongoing basis. Management bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. While DigitalTown Inc.’s significant accounting policies are described in more detail in Note 1 to its financial statements, management believes the following accounting policies to be critical to the judgments and estimates used in the preparation of its financial statements:

Prepaid Domain Names

The annual domain name renewal fees are currently amortized over one year and the purchase of any new domain names are the only amounts capitalized. See Note 4 for further information.

Stock-Based Compensation

The Company recognizes the cost of stock-based compensation plans and awards in operations on a straight-line basis over the respective vesting period of the awards. The Company measures and recognizes compensation expense for all stock-based payment awards made to employees, directors, consultants and advisors. The compensation expense for the Company’s stock-based payments is based on estimated fair values at the time of the grant.

The Company estimates the fair value of stock-based payment awards on the date of grant using the Black-Scholes option pricing model. This option pricing model involves a number of assumptions, including the expected lives of stock options, the volatility of the public market price for the Company’s common stock and interest rates. Stock-based compensation expense recognized during the period is based on the value of the portion of stock-based payment awards that are ultimately expected to vest.

Recently Issued Accounting Pronouncements

Information regarding recently issued accounting pronouncements is included in Note 1 to the consolidated financial statements in “Item 8. Financial Statements and Supplemental Data” in this Annual Report on Form 10-K.

22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Digitaltown, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Digitaltown, Inc. (the Company) as of February 28, 2018 and 2017, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended February 28, 2018, and the related notes and schedules (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended February 28, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company suffered losses from operations which raise substantial doubt about its ability to continue as a going concern. Managements plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2012.

Houston, TX

June 13, 2018

23

DigitalTown, Inc.

CONSOLIDATED BALANCE SHEETS

	February 28,	February 28,
	2018	2017
ASSETS
Current assets:
Cash	$58,712	$539,243
Accounts receivable, net	12,089	25,609
Short term investment	10,000	-
Prepaid domain name renewal fees	77,977	105,775
Prepaid insurance	3,103	21,198
Total current assets	161,881	691,825
Property and equipment, net	22,433	1,812
Total assets	$184,314	$693,637

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$214,700	$166,847
Accounts payable – related parties	458,125	10,612
Deferred revenue	170,000	190,000
Domain marketing development obligation	145,906	-
Interest payable	34,783	-
Accrued expenses - related parties	552,976	280,900
Notes payable - related parties	105,479	-
Notes payable - third parties, net	30,548	-
Convertible notes payable - related parties	468,493	400,000
Convertible notes payable - third parties, net	118,655	-
Total current liabilities	2,299,665	1,048,359

Commitments and contingencies
Stockholders’ equity (deficit):
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 84,509,824 and 52,606,000 shares issued and outstanding at February 28, 2018 and February 28, 2017, respectively	845,098	526,060
Additional paid-in-capital	43,698,746	34,333,479
Stock payable	2,221,603	3,426,371
Subscriptions receivable		-
Accumulated other comprehensive income	5,098	1,868
Accumulated deficit	(48,885,896)	(38,642,500)
Total stockholders’ equity (deficit)	(2,115,351)	(354,722)
Total liabilities and stockholders’ equity (deficit)	$184,314	$693,637

The accompanying notes are an integral part of these consolidated financial statements.

24

DigitalTown, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	February 28, 2018	February 28, 2017
Revenues	$327,335	$165,991
Cost of revenues	1,031,344	473,056
Gross loss	(704,009)	(307,065)

Operating expenses:
Selling, general and administrative expenses	7,443,296	5,168,512

Loss from operations	(8,147,305)	(5,475,577)

Other income (expense):
Impairment expense	(1,721,760)	(1,725,009)
Interest expense	(374,331)	(19,040)
Total other income (expense)	(2,096,091)	(1,744,049)

Loss before income taxes	(10,243,396)	(7,219,626)
Income tax provision	-	-
Net loss	$(10,243,396)	$(7,219,626)

Net loss per common share – basic and diluted	$(0.17)	$(0.16)

Weighted average common shares outstanding – basic and diluted	61,786,169	44,840,743

The accompanying notes are an integral part of these consolidated financial statements.

25

DigitalTown, Inc.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Years Ended February 28, 2018 and February 28, 2017

						Accumulated
			Additional			Other
	Common Stock		Paid-In	Stock	Subscription	Comprehensive	Accumulated
	Shares	Amount	Capital	Payable	Receivable	Loss	Deficit	Total
Balance as of February 28, 2016	41,461,543	$414,615	$30,967,377	$37,500	$(12,150)	$-	$(31,422,874)	$(15,532)
Common stock issued for cash	6,999,707	69,997	1,502,453	800,500	5,000	-	-	2,377,950
Stock issued for compensation	775,000	7,750	571,618	1,857,121	7,150	-	-	2,443,639
Stock issued for acquisitions	3,000,000	30,000	1,110,000	731,250	-	-	-	1,871,250
Stock issued for domain names	369,750	3,698	151,043	-	-	-	-	154,740
Exercise of stock options	-	-	11,948	-	-	-	-	11,948
Imputed interest	-	-	19,040	-	-	-	-	19,040
Accumulated other comprehensive income	-	-	-	-	-	1,868	-	1,868
Net Loss	-	-	-	-	-	-	(7,219,626)	(7,219,626)
Balance as of February 28, 2017	52,606,000	$526,060	$34,333,479	$3,426,371	$-	$1,868	$(38,642,500)	$(354,722)

Common stock issued for stock payable	8,039,382	80,394	2,478,667	(2,559,061)	-	-	-	-
Common stock issued for cash	6,818,333	68,183	1,261,817	332,732	-	-	-	1,662,732
Stock issued for compensation	8,512,776	85,128	2,147,203	521,792	-	-	-	2,754,124
Stock issued for acquisitions	8,333,333	83,333	2,328,334	-	-	-	-	2,411,667
Conversion of debt	-	-	-	223,000	-	-	-	223,000
Exercise of stock options	200,000	2,000	18,000	-	-	-	-	20,000
Conversion of accrued expenses	-	-	164,743	276,769	-	-	-	441,512
Warrants issued with debt	-	-	450,000	-	-	-	-	450,000
BCF	-	-	450,246	-	-	-	-	450,246
Imputed interest	-	-	66,257	-	-	-	-	66,257
Accumulated other comprehensive income	-	-	-	-	-	3,230	-	3,230
Net Loss	-	-	-	-	-	-	(10,243,396)	(10,243,396)
Balance as of February 28, 2018	84,509,824	$845,098	$43,698,746	$2,221,603	$-	$5,098	$(48,885,896)	$(2,115,351)

The accompanying notes are an integral part of these consolidated financial statements.

26

DigitalTown, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	February 28, 2018	February 28, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,243,396)	$(7,219,626)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Loss on conversion of debt and accrued expenses	329,526	-
Depreciation and amortization	70,929	14,805
Bad debt expense	-	114,829
Debt discount amortization	276,257	-
Loss on acquisition of Appointment.com	-	853,955
Impairment expense	1,721,760	1,725,009
Imputed interest	66,257	19,040
Stock based compensation	3,524,123	2,455,587
Changes in operating assets and liabilities:
Accounts receivable	13,520	(102,014)
Prepaid expenses	35,893	(104,186)
Accounts payable	40,544	91,331
Accounts payable – related parties	447,512	(131,835)
Accrued expenses - related parties	428,845	158,565
Deferred revenue	(20,000)	190,000
Domain marketing development obligation	145,906	-
Net cash used in operating activities	(3,162,324)	(1,934,540)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for office equipment	(26,158)	-
Cash paid for domain names	-	(69,500)
Cash received from Comencia acquisition	11,989	-
Cash received from Rezserve	-	34,256
Cash received from Appointment.com	-	2,240
Cash paid for Congo acquisition	(125,000)	-
Cash paid for Cloud.Market	-	(7,500)
Net cash used in investing activities	(139,169)	(40,504)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from convertible note	735,000	-
Borrowings from promissory note	450,000	-
Payments on promissory note	(30,000)	-
Proceeds from issuance of common stock	1,662,732	2,377,950
Net cash provided by financing activities	2,817,732	2,377,950

Foreign currency translation adjustment	3,230	1,868
Net change in cash and cash equivalents	(480,531)	404,774
Cash and cash equivalents, beginning of year	539,243	134,469
Cash and cash equivalents, end of year	58,712	539,243

Non-Cash Transactions:
Issuance of common stock for domain names	-	154,740
Issuance of common stock for stock payable	2,559,061	-
Beneficial conversion feature	450,246	-
Debt discount from warrants	450,000	-
Conversion of debt to common stock	210,000	-
Conversion of accrued expenses to stock	121,986	-

The accompanying notes are an integral part of these consolidated financial statements.

27

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

Note 1. Nature of Business and Summary of Significant Accounting Policies:

Nature of Business

The Company was founded in 1982 under the laws of the State of Minnesota as Command Small Computer Learning Center, Inc., a computer training company and operated under several different names in the computer hardware and training sector. In 2005, the Company began acquiring domain names. On March 1, 2007, the Company changed its name to DigitalTown, Inc. and began developing a business plan to develop a platform to monetize their domain names. DigitalTown currently provides turn-key hosted solutions to power a comprehensive platform for government entities, citizens and merchants. The easy to use platform helps city officials and local merchants manage a feature-rich Smart City for web and mobile devices and provides residents and visitors with access to Content, Community and Commerce. The Company’s headquarters are located in Bellevue, WA. The Company’s common stock is traded on the OTC Markets under the ticker symbol of DGTW.

The Company’s consolidated financial statements have been prepared using U.S. GAAP applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has a working capital deficit, recurring losses, and negative cash flows from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

At February 28, 2018, the Company had an accumulated deficit of $48,593,820. The Company anticipates that growth from its operations, expected future proceeds from additional financing through the sale of its common stock or other equity-based securities, and additional sales and/or leases of existing domain names will be sufficient to meet its working capital and capital expenditure needs through at least February 28, 2019. In the event that the Company is unable to obtain additional capital in the future, the Company would reduce operating expenses or cease operations altogether.

Principles of Consolidation

The consolidated financial statements include the accounts of DigitalTown, Inc. and its wholly-owned subsidiaries and have been prepared by the Company in United States (U.S.) dollars and in accordance with accounting principles generally accepted in the United States, or GAAP. All material intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications

Certain prior period amounts in the consolidated statement of cash flows have been reclassified to conform to the current period presentation. Proceeds from related party notes payable received in the prior period have been reclassified from the prior period classification. These reclassifications had no impact on previously reported net income or accumulated deficit for any year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S.”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable arise from the software licensing of our Rezserve subsidiary. The Company evaluates collectability of accounts receivable based on a combination of factors including the age of the receivable or a specific customer’s inability to meet its financial conditions. In these circumstances, the Company records an allowance to reduce the receivable to an amount it deems collectible. The Company has recorded an allowance for doubtful accounts as of February 28, 2018 and February 28, 2017 of $5,456 and $23,219, respectively. During fiscal 2017, the Company recorded $114,829 of bad debt expense due mostly to new customers from the Rezserve acquisition.

28

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

Goodwill and Intangible Assets

Goodwill represents the excess of purchase price over the fair value of net tangible and identifiable intangible assets related to completed acquisitions. Goodwill has an indefinite life and is not amortized but instead tested for impairment annually, or more frequently if necessary.

Intangible assets are recorded at fair value and are comprised of amounts assigned to acquisition-related items, such as trade names, customer lists, non-compete agreements and intellectual property/technology. Intangible assets are considered either definite or indefinite lived assets. Definite lived intangible assets are amortized on a straight-line basis over their useful lives. Certain intangible assets may have an indefinite life and are not amortized, but rather evaluated for impairment annually.

We evaluate any goodwill and intangible assets for an impairment on an annual basis each fiscal year end. We also evaluate goodwill and intangible assets for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of the goodwill and intangible assets below the carrying amounts. Based upon our review and analysis, we deemed all of the goodwill and intangible assets acquired in fiscal 2018 as fully impaired. Accordingly, we recognized an impairment expense of $1,721,760. In fiscal 2017, recognized an impairment expense of $1,725,009.

Revenue Recognition

Effective March 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured. There was no impact on the Company’s financial statements as a result of adopting Topic 606 for the twelve months ended February 28, 2018 and 2017.

The Company recognizes revenue when the following four criteria have been met:

•	Persuasive evidence that a business relationship exists
•	Delivery has occurred
•	The price is fixed and determinable
•	Collectibility is reasonably assured

The Company primarily recognizes revenue from sale of software licenses and related development services. Software licensing and development revenue is recognized as invoiced and over the course of the applicable agreements. In the event projects have multiple project milestones, revenue is recognized as milestones are achieved and invoices are submitted for payment.

The Company may also be merchant of record for merchant transactions processed on the DigitalTown platform. When this happens, revenue is recognized on the date of the transaction. The Company has experience in merchant transaction fraud mitigation. To the extent chargebacks become material, the Company will implement a formal practice for allowance for doubtful accounts.

The Company recognizes revenue from the sale of display advertising appearing on specific pages of individual sites within DigitalTown’s network platform. Display advertising is sold by the Company directly to local merchants and placed by the Company on specific pages of individual sites targeted by the local merchant. The terms of these sales are either for a fixed monthly amount for a period ranging from three months to one year or variable based on a percentage of the per click or per-impression revenue generated by these ads.

29

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

Fair Value of Financial Instruments

Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC) 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under U.S. GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

As of February 28, 2018, and February 28, 2017, the Company does not have any financial instruments that must be measured under the fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect the Company’s assumptions about the assumptions that market participants would use in pricing the asset or liability.

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs during fiscal 2018 or fiscal 2017.

Cash Equivalents

The Company considers all highly liquid investments with original maturity of three months or less when purchased to be cash equivalents. As of February 28, 2018, and February 28, 2017, the Company had no cash equivalents.

Cash Deposits in Excess of Federally Insured Limits

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are insured by the Federal Deposit Insurance Company and currently have insurance coverage up to $250,000. At February 28, 2018, the Company had no uninsured cash balances. At February 28, 2017, the Company had one bank deposit account in excess of federally insured limits.

Prepaid Domain Names

The annual domain name renewal fees are currently capitalized in the period of renewal then amortized over one year. Only the purchase of new domain names are capitalized. See Note 4 for further information.

Property and Equipment

Property and equipment are stated at cost and depreciated on a straight-line basis over their estimated useful lives, ranging from three to five years. The Company recorded $6,022 and $2,782 of depreciation expense for fiscal years 2018 and 2017, respectively. Repairs and maintenance costs are expensed as incurred; major renewals and improvements are capitalized. As items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operating income. See Note 3 for further information.

Income Taxes

Deferred tax assets (net of any valuation allowance) and liabilities resulting from temporary differences, net operating loss carryforwards and tax credit carryforwards are recorded using an asset-and-liability method. Deferred taxes relating to temporary differences and loss carryforwards are measured using the tax rate expected to be in effect when they are reversed or are realized. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be ultimately realized. The Company has recorded a full valuation allowance against the net deferred tax asset due to the uncertainty of realizing the related future benefits.

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DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

The Company accounts for income taxes pursuant to FASB guidance. This guidance prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company believes its income tax filing positions and deductions will be sustained upon examination and, accordingly, no reserves or related accruals for interest and penalties have been recorded at February 28, 2018 or February 28, 2017. In accordance with the FASB guidance, the Company has adopted a policy under which, if required to be recognized in the future, interest related to the underpayment of income taxes will be classified as a component of interest expense and any related penalties will be classified in operating expenses in the statements of operations. The Company has three open years of tax returns subject to examination.

Stock-Based Compensation, Including Options and Warrants

Use of equity for compensation is a material part of the Company’s near-term strategy. The Company recognizes the cost of stock-based compensation plans and awards in operations on a straight-line basis over the respective vesting period of the awards. The Company measures and recognizes compensation expense for all stock-based payment awards made to employees, directors, consultants and advisors. The compensation expense for the Company's stock-based payments is based on estimated fair values at the time of the grant.

The Company estimates the fair value of stock-based payment awards on the date of grant using the Black-Scholes option pricing model. This option pricing model involves a number of assumptions, including the expected lives of stock options, the volatility of the public market price for the Company's common stock and interest rates. Stock-based compensation expense recognized during the period is based on the value of the portion of stock-based payment awards that are ultimately expected to vest.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Accounting Standards Codification 606 (“ASC 606”)). ASU No. 2014-09 provides guidance for revenue recognition. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates than under current guidance. These may include identifying performance obligations in the contract and estimating the amount of variable consideration to include in the transaction price attributable to each separate performance obligation. Subsequent to the initial standards, the FASB has also issued several ASUs to clarify specific revenue recognition topics. This guidance will be effective for the Company for its fiscal year 2019.

The Company will adopt using the modified retrospective approach to initially apply the update and recognize the remaining contract value at the date of application. The Company does not expect the adoption of ASU 2014-09 to have any impact on its total cash flows from operating, investing or financing activities.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment, which removes the second step of the two-step goodwill impairment test. Under ASU 2017-04, an entity will apply a one-step quantitative test and record the amount of goodwill impairment as the excess of a reporting unit’s carrying amount over its fair value, not to exceed the total amount of goodwill allocated to the reporting unit. ASU 2017-04 does not amend the optional qualitative assessment of goodwill impairment. Additionally, an entity should consider income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. ASU 2017-04 is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019; early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company has not elected early adoption of this standard and is currently in the process of evaluating the impact of adopting ASU 2017-04 and cannot currently estimate the financial statement impact of adoption.

In May 2017, the FASB issued ASU No. 2017-09, “Compensation – Stock Compensation (Topic 718): Scope of Modification Accounting.” The amendments in this update provide guidance about which changes to the terms or conditions of a share-based award require an entity to apply modification accounting in Topic 718. The guidance will be effective for the Company for its fiscal year 2018, with early adoption permitted. The Company does not expect this ASU to materially impact the Company’s consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842)”. Under this guidance, an entity is required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. This guidance offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. The Company does not expect the adoption to have a material impact on its consolidated financial statements upon adoption.

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DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

The Company believes there are no other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 2. Going Concern

The Company’s consolidated financial statements have been prepared using U.S. GAAP applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has a working capital deficit, recurring losses, and negative cash flows from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

At February 28, 2018 the Company had an accumulated deficit of $48,885,896. The Company anticipates growth from its operations, expected future proceeds from additional financing through the sale of its common stock or other equity-based securities, and additional sales and/or leases of existing domain names will be sufficient to meet its working capital and capital expenditure needs through at least February 28, 2019. In the event that the Company is unable to obtain additional capital in the future, the Company would further reduce expenses or cease operations altogether.

Note 3. Property and Equipment

Property and equipment are as follows:

	February 28,	February 28,
	2018	2017
Office equipment and furniture	$43,088	$528,034
Less accumulated depreciation	(20,655)	(526,222)
Property and equipment, net	$22,433	$1,812

Depreciation expense for fiscal years 2018 and 2017 was $6,022 and $2,782, respectively.

Note 4. Prepaid Domain Names

During the fiscal years 2018 and 2017, the Company incurred $214,304 and $165,573, respectively, of annual domain name renewal fees, which range between $1.75 and $129.00 per domain name. These amounts were recorded as prepaid domain name renewal fees, and are then amortized over one year on a straight-line basis. During fiscal years 2018 and 2017, the Company recognized $136,328 and $82,370 of expense as cost of revenues related to this amortization. As of February 28, 2018 and February 28, 2017, the Company has $77,977 and $105,775, respectively, of remaining prepaid domain name renewal fees recorded on the balance sheet. See Note 8 for information on Related Party activity within Prepaid Domain Names.

Note 5. Accrued Expenses and Deferred Revenue

Accrued Expenses

On December 5, 2016, Richard Pomije filed a lawsuit against the Company. Mr. Pomije asserts an employment agreement existed and a continuing obligation of the Company in the form of a monthly salary for a 1 year term from May 18, 2015 to May 17, 2016 was due in addition to a stock subscription receivable. Mr. Pomije claims the Company owes him $260,900, which had been fully accrued for by the Company at February 28, 2017.

On April 18, 2018, Mr. Richard Pomije was granted a judgement for the lawsuit he filed against the Company on December 5, 2016. Mr. Pomije was awarded $256,488 as damages, and $296,488 as attorney’s fees and costs, for a total award of $552,976. As at February 28, 2018, $552,976 has been accrued as payable to Mr. Pomije. The Company is in the process of filing an appeal. See Note 15 for additional information about transactions between the Company and its former officer. See Note 15 for additional information about transactions between the Company and its former officer.

As of February 28, 2017, the accrued salary owed to Robert Monster, CEO was $20,000.

32

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

Deferred Revenue

During fiscal 2017, the Company signed three customer agreements to perform digital support and construction services for three third party companies. Each customer agreement consists of milestones and completion metrics to ensure that the requested services have been performed satisfactorily and to the customers' full expectations. As the services requested by the customers have not yet been completed, the total of $170,000 has been recorded as deferred revenue as of February 28, 2018.

Domain Marketing Development Obligation

During fiscal 2018, the Company signed top-level domain marketing development fund agreements with owners of 13 top level domains whereby the Company markets and purchases domain names on behalf of the owners. The owner pays us an upfront deposit to be used to purchase a predefined number of domains based on a set schedule. As of February 28, 2018 and February 28, 2017, the Company has collected $930,556 and $0 in cash related to these contracts. As some of the services requested by the owners have not yet been completed, a total of $145,906 and $0 has been recorded as domain marketing development obligation as of February 28, 2018, and February 28, 2017, respectively.

Note 6. Stockholders’ Equity (Deficit)

The Company’s primary means of generating operating capital and completing acquisitions has been through the use of issuing common stock.

Fiscal 2018 Stock Transactions

During fiscal 2018, the Company issued 14,857,715 shares of stock to various investors for stock payable of $2,559,061 and cash of $1,662,732.

During fiscal 2018, a Director exercised one of his stock options for 200,000 shares of stock for cash of $20,000.

During fiscal 2018, the Company issued 8,512,776 shares and recorded a stock payable of $521,792 to consultants and employees for services provided to the Company. During fiscal 2018, $1,763,168 was expensed related to these shares.

During fiscal 2018, various contractors and employees converted an aggregate of $124,996 of their expenses to stock payable of the Company’s common stock, based on a conversion rate of $0.10 per share. The stock value on the conversion date was $0.23, resulting in a loss on conversion of $316,526. At February 28, 2018, the stock payable for these conversions is $276,769.

On May 18, 2016, the Company granted 9,042,250 common shares to Robert Monster, CEO, in accordance with his employment agreement dated May 18, 2016, which vest monthly over the new employment agreement period which ends on May 18, 2018, a period of two years. The shares were valued based on the employment agreement date. During fiscal year 2018, $1,191,349 was expensed related to these shares. 6,799,361 shares were issued on February 8, 2018, and 2,130,500 shares were issued on May 31, 2018.

During fiscal 2018, the Company signed employment agreements with three members of senior management, all of which are still active. All employment agreements were for a period of approximately 6 to 24 months. Included in the employment agreements were common stock grants of 120,000 to 1,025,000 shares which vest over a period of 6 to 24 months. A total of 1,585,000 shares were granted for the three employment agreements. During fiscal 2018, $165,436 was expensed related to these agreements.

During fiscal 2018, the Company granted 8,512,776 shares of stock to various contractors and employees. The shares vest over a period of 6 to 24 months. The shares were valued based on the grant date. During fiscal 2018, $1,763,168 was expensed related to these shares.

On July 1, 2017, the Company closed on an agreement and plan of share exchange and acquired Comencia, a related party Company, which was partly owned by an officer of the Company. The Company granted 2,500,000 shares of its common stock to the existing owners of Comencia, Inc. The closing price of the Company’s common stock on the acquisition date was $0.30 per share, therefore, the fair value of common stock issued was $750,000.

33

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

On October 27, 2017, the Company closed on an asset purchase agreement for the acquisition of CityInformation. CityInformation, based in Amsterdam (Netherlands), develops and operates mobile apps for cities and towns worldwide. The Company granted 2,833,333 shares of its common stock to the existing owners of CityInformation. The closing price of the Company’s common stock on the acquisition date was $0.29 per share, therefore, the fair value of common stock issued was $821,667. The stock was issued in November 2017.

On December 7, 2017, the Company closed on an asset purchase agreement for the acquisition of Congo Ltd. (Congo). Congo, based in Houston, TX, owns and operates a web-based platform offering; a portal connecting attorneys to prospective clients through a marketplace setting; a software-as-a-service (SaaS) subscription, selling web features to attorneys for their use on their respective law firm websites, and; the creation of customized online directories. The Company granted 3,000,000 shares of its common stock to the existing owners of Congo. The closing price of the Company’s common stock on the acquisition date was $0.28 per share, therefore, the fair value of common stock issued was $840,000. The stock was issued in February 2018.

Fiscal 2017 Stock Transactions

During fiscal 2017, the Company issued 6,999,707 shares of stock to various investors and accrued $800,500 of stock payable for cash of $2,377,950.

Included in the above, are an aggregate of 435,000 shares which were sold to the Company’s chairman and a related party investor at terms below the market price and share prices available other investors at the time of the sales. As a result, the Company recorded additional stock compensation expense of $30,450 to additional paid in capital to account for the preferential common share pricing.

During fiscal 2017, the Company granted 1,600,812 shares of stock to various contractors and employees. The shares vest over a period of 6 to 24 months. The shares were valued based on grant date. During fiscal 2017, $503,710 was expensed related to these shares.

During fiscal 2017, the Company issued 775,000 shares and recorded a stock payable of $845,600 to directors and consultants for services provided to the Company. The value of the shares issued was $1,217,600 based on the fair market value of the common stock on the date of grant.

During fiscal 2017, the Company entered into agreements to purchase domain name rights with three individuals. In exchange for the domain name rights, the Company issued 369,750 common shares and paid $46,500 in cash. The total fair value of the shares was $154,740 based on the respective domain name purchase agreements date and the closing market price on that date.

On September 14, 2016, the Company closed on a Stock Purchase Agreement for 100% of Rezserve Technologies, Ltd. (Rezserve), a company based in Vancouver, British Columbia. Pursuant to the agreement, the Company purchased all of the issued and outstanding stock of Rezserve in consideration for an aggregate of $1,480,000, of which 3,000,000 shares of stock were paid at the closing and $400,000 was a secured convertible note payable to Rezserve’s founder Clint Skidmore. The stock had a value of $1,080,000 at the closing date. The terms of the note include interest at 0% per annum. Principal is due and payable within one year of September 13, 2016. The Company imputed interest expense of $19,040 related to the convertible note payable – related party as an increase in additional paid in capital during fiscal 2017. In addition, the Company recorded $1,868 of foreign currency translation loss during fiscal 2017 which was reflected as accumulated other comprehensive loss. See Note 13 for additional information on this acquisition.

On December 1, 2016, the Company acquired all of the assets of Appointment.com. The purchase price pursuant to an asset purchase agreement was 1,625,000 shares. The value of the stock of $731,250 is included as a stock payable as of February 28, 2017. See Note 13 for additional information on this acquisition.

On May 18, 2016, the Company granted 9,042,250 common shares to Robert Monster, CEO, in accordance with his employment agreement dated May 18, 2016, which vest monthly over the new employment agreement period which ends on May 18, 2018, a period of two years. The shares were valued based on the employment agreement date. During fiscal year 2017, $812,912 was expensed related to these shares.

34

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

During fiscal 2017, the Company signed employment agreements with four members of senior management, three of which are still active. All employment agreements were for a period of approximately 12 months, however in one case there is no end date but can be terminated by either party. Included in the employment agreements were common stock grants of 250,000 to 1,000,000 shares which vest over a period of 12 to 48 months. A total of 2,220,000 shares were granted for the four employment agreements. During fiscal 2017, $154,921 was expensed related to these agreements.

During fiscal 2017, the Company granted 495,000 shares of stock to four advisors and employees. The shares vest over a period of 24 months. The shares were valued based on the grant date. During fiscal year 2017, $44,508 was expensed related to these shares.

On March 5, 2016, the Company acquired all of the assembled workforce, patents, intellectual property, technology, trademarks, trade names, copyrights, mask works and registrations, computer software, trade secrets and non-compete agreements related to the Cloud.Market business, pursuant to an agreement among the Company and the owner of Cloud.Market. The purchase price paid included issuance of 750,000 shares of our common stock and $7,500 of cash. The stock had a value of $60,000 at the closing date and was transferred on that date from common stock held in escrow to additional paid-in capital for that amount. See Note 13 for more information.

Stock Warrants

The Company has regularly used warrants as a tool to attract and compensate advisors and directors of the board rather than to use cash. The Company feels this is an appropriate way to conserve cash and to incentivize its board of directors, advisors and consultants.

As of February 28, 2018, the Company had 9,044,740 warrants outstanding with an average exercise price of $0.13. The warrants expire between one and ten years from the date of issuance and have a weighted average remaining exercise period as of February 28, 2018 of 6.17 years.

During fiscal 2018, the Company issued an aggregate of 6,694,740 warrants to various investors, consultants and employees to purchase shares of the Company’s common stock at $0.10. All warrants vested immediately at the date of issuance. 4,000,000 warrants are exercisable through 2027. 30,000 warrants are exercisable through 2026. 2,964,740 warrants are exercisable through February 2019. The total estimated value using the Black-Scholes Model, based on a volatility rate between 153% and 263% and a call option value of $0.10 was $1,340,175.

As of February 28, 2017, the Company had 4,660,000 warrants outstanding with an average exercise price of $0.14. The warrants expire between one and ten years from the date of issuance and have a weighted average remaining exercise period as of February 28, 2017 of 4.15 years.

During fiscal 2017, the Company issued an aggregate of 150,000 warrants to 3 consultants to purchase shares of the Company’s common stock at prices which ranged from $0.10 to $0.30. All warrants vested immediately at the date of issuance and are exercisable through 2026. The total estimated value using the Black-Scholes Model, based on a volatility rate of 180% and a call option value of $0.0797, was $11,948.

35

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

The Company utilized the following key assumptions in computing the fair value of the warrants using the Black-Scholes pricing model:

	July 20,	July 27,	February 6,	February 15,	February 16,
	2017	2017	2018	2018	2018
Weighted-average volatility	263%	263%	157%	153%	158%
Expected dividends	None	None	None	None	None
Expected term (in years)	10.00	10.00	1.00	1.00	1.00
Weighted-average risk-free interest rate	1.17%	1.16%	2.00%	1.99%	2.00%
Weighted-average fair value of warrants granted	$0.20	$0.27	$0.15	$0.14	$0.17

The following table summarizes information about the Company’s stock warrant activity during the fiscal years 2018 and 2017:

Number of Warrants
Outstanding - February 28, 2016	2,050,000
Granted	2,430,000
Canceled or expired	-
Outstanding - February 28, 2017	4,480,000

Granted	6,994,740
Canceled or expired	(2,430,000)
Outstanding - February 28, 2018	9,044,740
Exercisable at February 28, 2018	9,044,740

The following table summarizes information about stock warrants outstanding as of February 28, 2018:

Exercise Price	Number Outstanding	Weighted Average Remaining Life (years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercisable Price
$0.10	7,394,740	5.92	$0.10	7,394,740	$0.10
$0.15	300,000	7.10	$0.15	300,000	$0.15
$0.25	850,000	7.19	$0.25	850,000	$0.25
$0.30	500,000	7.54	$0.30	500,000	$0.30
$0.10 - $0.30	9,044,740	6.17	$0.13	9,044,740	$0.13

The Company recorded stock-based compensation expense of $0 and $11,948 for all outstanding stock warrants for fiscal years 2018 and 2017, respectively. This expense is included in stock-based compensation expense.

Note 7. Stock Options

The Company has one stock option plan called The 2006 Employee Stock and Option Plan (the “2006 Plan”), which has reserved 5,000,000 shares of our common stock for issuance. The types of awards that could be granted under the 2006 Plan include incentive and non-qualified options to purchase shares of common stock, stock appreciation rights, restricted shares, restricted share units, performance awards and other types of stock-based awards. All grants are determined and approved by the Board of Directors. Through February 28, 2018, the Company has only granted non-qualified stock options under the 2006 Plan. The stock options may be granted to officers and employees of the Company. Options granted under the 2006 Plan have exercise prices and vesting terms approved by the Board of Directors at the time of each grant. Vesting terms of the outstanding options range from immediate to four years from the date of grant. The exercise period of the options range from five to ten years from the date of grant.

36

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

The Company records its stock-based compensation arrangements calculating the fair value of share-based payments, including grants of employee stock options and employee stock purchase plan shares, to be recognized in the consolidated statements of operations based on their grant date fair values. The fair value of the Company’s stock options have been estimated using the Black-Scholes pricing model, which requires assumptions as to expected dividends, the options expected life, volatility and risk-free interest rate at the time of the grant. The value of the portion of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite vesting periods in the Company’s consolidated statements of operations.

During fiscal 2018, the Company issued an aggregate of 1,035,159 stock options with a fair value of $151,627 to 1 officer, 6 employees and 2 contractors to purchase shares of the Company’s common stock at prices of $0.10. All options vested immediately and are exercisable for one year.

During fiscal 2018, 1,292,310 of previously issued stock options to 1 officer expired, and 200,000 stock options previously issued to another officer were exercised for $20,000 cash.

The Company utilized the following key assumptions in computing the fair value of the options using the Black-Scholes pricing model:

February 16,
2018
Weighted-average volatility	153%
Expected dividends	None
Expected term (in years)	1.00
Weighted-average risk-free interest rate	2.00%

The Company recorded stock-based compensation expense of $164,742 and $0 for all outstanding options for fiscal years 2018 and 2017, respectively. This expense is included in stock-based compensation.

The following table summarizes information about the Company’s stock options as of February 28, 2018 and activity during the fiscal years 2018 and 2017:

	Number of Options	Weighted Average Exercise Price
Outstanding - February 28, 2016	6,542,310	$0.17
Granted	150,000	$0.10
Canceled or expired	-	-
Outstanding - February 28, 2017	6,692,310	$0.16
Granted	1,035,159	$0.10
Canceled or expired	(1,492,310)	$0.14
Outstanding - February 28, 2018	6,235,159	$0.16
Exercisable at February 28, 2018	6,235,159	$0.16

The following table summarizes information about stock options outstanding as of February 28, 2018:

Exercise Price	Number Outstanding	Weighted Average Remaining Life (years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercisable Price
$0.10	4,885,159	5.87	$0.10	4,885,159	$0.10
$0.15	200,000	7.77	$0.15	200,000	$0.15
$0.30	700,000	7.42	$0.30	700,000	$0.30
$0.54	375,000	5.93	$0.54	375,000	$0.54
$1.00	75,000	3.62	$1.00	75,000	$1.00
$0.10 - $1.00	6,235,159	6.08	$0.16	6,235,159	$0.16

37

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

Note 8. Related Party Transactions

Accounts Payable – Related Parties

As of February 28, 2018 and 2017, the Company owes $7,625 and $10,613, respectively, due to advances made to an employee which is included within accounts payable – related parties.

As of February 28, 2018 and 2017, the Company owes $450,500 and $0, respectively, to Epik Holdings Inc. related to annual domain name renewal fees to satisfy Domain marketing development obligations.

Prepaid Domain Names

During the fiscal years 2018 and 2017, the Company incurred $214,304 and $165,573, respectively, of annual domain name renewal fees. The amounts paid for the annual domain name renewal fees are paid directly to Epik Holdings Inc., a company which is controlled by Robert Monster, the Company’s Chief Executive Officer. Epik, then uses those funds to directly to pay Verisign and ICANN companies for the annual domain renewal costs. The costs paid to Epik are at terms similar or better than what Epik charges its other clients.

Convertible Notes Payable – Related Party

On September 14, 2016, subject to a stock purchase agreement, the Company signed a secured convertible note of $400,000 with Clint Skidmore, founder of Rezserve Technology Ltd (“Rezserve”). The interest free note is due and payable within one year, at which time it can be converted into up to 1,000,000 shares of the Company’s common stock at a conversion price of $0.40 per share. The Company evaluated the note and determined that as the fixed exercise price exceeded the closing market price on the note issuance date, that no beneficial conversion feature was present.

On December 22, 2017, the Company formalized its agreement to extend and convert the original convertible note of $400,000 for Clint Skidmore to October 31, 2018, original founder of Rezserve Technologies Ltd. The Company has repaid $30,000 to Clint Skidmore, and converted $210,000 of the note to 1,100,000 shares of the Company’s common stock, resulting in a loss on conversion of $13,000. At February 28, 2018, the Company owes $160,000 to Clint Skidmore, bearing no interest. This note had imputed interest expense of $38,000 in fiscal 2018.

On June 9, 2017, the Company signed a convertible note of $500,000 with Darvin Habben, Chairman. This note is due and payable within one year, bears interest of 8%, and can be converted into up to 2,000,000 shares of the Company’s common stock at a conversion price of $0.25 per share. The Company recorded a debt discount equal to $300,000 due to this conversion feature. The note had accrued interest of $28,932 as of February 28, 2018. The debt discount had a balance at February 28, 2018 of $191,507. The Company recorded debt discount amortization expense of $108,493 during the year ended February 28, 2018.

Promissory Notes Payable - Related Party

On July 20, 2017, the Company signed a promissory note of $100,000 with Derek Schumann, Director. This interest free note is due and payable within one year and bears no interest. The Company issued 1,000,000 warrants to Derek Schumann in connection with this note, with an exercise price of $0.10, and expiry date of July 20, 2027. The Company recorded a warrant discount equal to $100,000 due to this warrant feature. The note had imputed interest of $6,110 as of February 28, 2018. The warrant discount had a balance at February 28, 2018 of $69,452. The Company recorded warrant discount amortization expense of $30,548 during the year ended February 28, 2018.

On July 20, 2017, the Company signed a promissory note of $100,000 with Greg Foss, Director. This interest free note is due and payable within one year and bears no interest. The Company issued 1,000,000 warrants to Greg Foss in connection with this note, with an exercise price of $0.10, and expiry date of July 20, 2027. The Company recorded a warrant discount equal to $100,000 due to this warrant feature. The note had imputed interest of $6,110 as of February 28, 2018. The warrant discount had a balance at February 28, 2018 of $69,452. The Company recorded warrant discount amortization expense of $30,548 during the year ended February 28, 2018.

38

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

On July 27, 2017, the Company signed a promissory note of $150,000 with Darvin Habben, CEO. This interest free note is due and payable within one year and bears no interest. The Company issued 1,000,000 warrants to Darvin Habben in connection with this note, with an exercise price of $0.10, and expiry date of July 27, 2027. The Company recorded a warrant discount equal to $150,000 due to this warrant feature. The note had imputed interest of $8,877 as of February 28, 2018. The warrant discount had a balance at February 28, 2018 of $105,616. The Company recorded warrant discount amortization expense of $44,384 during the year ended February 28, 2018.

Appointment.com Acquisition

On December 1, 2016, the Company acquired all assets related to Appointment.com, Inc. (“Appointment”), an online scheduling software system based in Seattle, Washington. This transaction is considered related party since the Company’s CEO, Rob Monster, owned a controlling interest in Appointment through a company owned 100% by Mr. Monster. The purchase price pursuant to an asset purchase agreement was 1,625,000 shares of common stock. This amount was paid with the issuance of 1,625,000 shares of our common stock, of which 536,364 shares were issued to Mr. Monster’s company. Due to the related party nature of the transaction, the Company did not record any goodwill related to the transaction and assets and liabilities acquired were recorded at cost. The difference between the cost of the assets received and the purchase price is recognized as compensation expense on the Company’s consolidated statement of operations. The agreement included customary representations, warranties, and covenants by us and Appointment. See Note 11 for additional information.

Sales of Common Stock

During fiscal 2018, the Company sold an aggregate of 2,100,000 shares to two of the Company’s board members at the market price of $250,000.

During fiscal 2017, the Company sold an aggregate of 435,000 shares which were sold to the Company’s chairman and a related party investor at terms below the market price and share prices available other investors at the time of the sales. As a result, the Company recorded additional stock compensation expense of $30,450 to additional paid in capital to account for the preferential common share pricing.

Employment Agreements

During fiscal 2018, the Company signed employment agreements with three members of senior management, all of which are still active. All employment agreements were for a period of approximately 6 to 24 months. See Note 6 for more information about these employment agreements.

During fiscal 2017, the Company signed employment agreements with four members of senior management, three of which are still active. All employment agreements were for a period of approximately 12 months, however in one case there is no end date but can be terminated by either party. See Note 6 for more information about these employment agreements.

Directors and Officers

In December 2017, all non-executive directors received a stock grant of 600,000 shares. Mr. Parsons and Mr. Mills received an additional 200,000 shares each, as recognition for completing tasks outside their director responsibilities. This resulted in a stock-based compensation expense of $956,800 in fiscal 2018.

In December 2016, all non-executive directors received a stock grant of 300,000 shares, except for Mr. Habben who received 350,000 as chairman and Mr. Parsons who received 140,000 shares and $40,000 in cash. As of the date of this report, all shares granted have been issued. This resulted in a stock-based compensation expense of $835,800 in fiscal 2017.

CEO Employment Agreement Share Issuance

The Company expensed $240,000 in annual salary and $1,026,710 in stock-based compensation in fiscal 2018, and $240,000 in annual salary and $1,191,349 in stock-based compensation in fiscal 2017, related to the employment agreement with Robert Monster, CEO.

39

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

On February 10, 2016, the Company issued 3,312,811 shares of common stock to Robert Monster, CEO, in accordance with his employment agreement dated May 18, 2015. The shares were valued based on the employment agreement date using the Black-Scholes model. See Note 6 for more information about this share issuance.

On May 22, 2016, the Company granted 9,042,250 common shares to Robert Monster, CEO, in accordance with his employment agreement dated May 22, 2016, which vest monthly over the new employment agreement period which ends on May 21, 2018, a period of two years. The shares were valued based on the employment agreement date. See Note 6 for more information about this share issuance.

CEO Accrued Salary Conversion

On February 16, 2018, Robert Monster, CEO converted $70,000 of his accrued salary into 700,000 shares of common stock and 700,000 stock options with an exercise price of $0.10 and a vesting period of 12 months. The shares and options were valued on the conversion date in the amounts of $161,000 and $92,507, respectively.

On February 10, 2016, Robert Monster, CEO converted $129,231 of his accrued salary into 1,292,310 shares of common stock and 1,292,310 stock options with an exercise price of $0.15 and a vesting period of 12 months. The shares and options were valued on the conversion date in the amounts of $109,846 and $19,385, respectively.

Accrued Expenses - Related Parties

The Company was founded in 1982 and managed by Richard Pomije since at least 1987. On May 17, 2015, Mr. Pomije resigned as CEO of the Company and on June 1, 2015, he resigned as the CFO and Chairman. At that time of his resignation, the Company and the Board of Directors were not aware of any continuing employment agreement. The Company released Mr. Pomije on September 11, 2015 concurrent with his closing of the Burnsville, MN office.

On December 5, 2016, Richard Pomije filed a lawsuit against the Company. Mr. Pomije asserts an employment agreement existed and a continuing obligation of the Company in the form of a monthly salary for a 1 year term from May 18, 2015 to May 17, 2016 was due in addition to a stock subscription receivable. Mr. Pomije claims the Company owes him $260,900, which had been fully accrued for by the Company as of February 28, 2017.

On April 18, 2018, Mr. Richard Pomije was granted a judgement for the lawsuit he filed against the Company on December 5, 2016. Mr. Pomije was awarded $256,488 as damages, and $296,488 as attorney’s fees and costs, for a total award of $552,976. As at February 28, 2018, $552,976 has been accrued as payable to Mr. Pomije. The Company is in the process of filing an appeal. See Note 15 for additional information about transactions between the Company and its former officer.

Note 9. Income Taxes

The Company accounts for income taxes under standards issued by the FASB. Under those standards, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

No provision for federal income taxes has been recorded due to the net operating loss carry forwards totaling $15,888,098 as of February 28, 2018 that will offset future taxable income. The available net operating loss carry forwards will expire in various years through 2038. Future tax benefits which may arise as a result of these losses have not been recognized in these consolidated financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax loss carry forwards.

40

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

The actual income tax provisions differ from the expected amounts calculated by applying the statutory income tax rate to the Company’s loss before income taxes. The components of these differences are as follows at February 28, 2018 and February 28, 2017:

	2018	2017
Net tax loss carry-forwards	$15,888,098	$11,627,532
Statutory rate	21%	34%
Expected tax recovery	3,336,501	3,953,361
Change in valuation allowance	(3,336,501)	(3,953,361)
Income tax provision	$-	$-

Components of deferred tax asset:
Non capital tax loss carry forwards	$3,336,501	$3,953,361
Less: valuation allowance	(3,336,501)	(3,953,361)
Net deferred tax asset	$-	$-

Note 10. Commitments and Contingencies

Litigation

The Company, in the normal course of business, is a party to various ordinary course claims and legal proceedings. In the opinion of management, the ultimate resolution of these matters, individually and in the aggregate, will not have a material adverse effect on the Company's financial position or results of operations.

On December 5, 2016, Richard Pomije filed a lawsuit against the Company. Mr. Pomije asserts an employment agreement existed and a continuing obligation of the Company in the form of a monthly salary for a 1 year term from May 18, 2015 to May 17, 2016 was due in addition to a stock subscription receivable. Mr. Pomije claims the Company owes him $260,900, which had been fully accrued for by the Company as of February 28, 2017.

On April 18, 2018, Mr. Richard Pomije was granted a judgement for the lawsuit he filed against the Company on December 5, 2016. Mr. Pomije was awarded $256,488 as damages, and $296,488 as attorney’s fees and costs, for a total award of $552,976. As at February 28, 2018, $552,976 has been accrued as payable to Mr. Pomije. The Company is in the process of filing an appeal. See Note 15 for additional information about transactions between the Company and its former officer.

Lease Commitments

As of February 28, 2018, we have one outstanding operating lease. The lease is for 700 square feet of office space in Vancouver, British Columbia for our Rezserve subsidiary. The lease is month-to-month with either party able to terminate the lease with 30 days of notice. Gross rent is approximately $2,600 per month.

Note 11. Common Stock Subscriptions Receivable

From time to time, the Company has had various stock subscription agreements outstanding all of which were due from a related party. As of February 28, 2016, the Company was owed $5,000 for stock issued and had accrued an additional $7,150 for stock which was payable during the 2017 fiscal year under the employment agreement with Robert Monster. The total amount of $12,150 was satisfied in full in fiscal 2017. No amounts are outstanding for fiscal 2018.

Note 12. Earnings (Loss) Per Share

The Company computes earnings per share using two different methods, basic and diluted, and presents per share data for all periods in which statements of operations are presented. Basic earnings per share are computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding. Diluted earnings per share are computed by dividing net income (loss) by the weighted average number of shares of common stock and common stock equivalents outstanding.

Due to the recent net losses generated by the Company, there are no dilutive elements. Therefore, basic and diluted EPS are the same.

41

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

The following tables provide a reconciliation of the numerators and denominators used in calculating basic and diluted earnings (loss) per share for the fiscal years 2018 and 2017:

	Fiscal 2018	Fiscal 2017
Basic earnings (loss) per share calculation:
Net loss to common shareholders	$(10,243,396)	$(7,219,626)
Weighted average number of common shares outstanding	61,786,169	44,840,743
Basic net loss per share	$(0.17)	$(0.16)

Diluted earnings (loss) per share calculation:
Net loss to common shareholders	$(10,243,396)	$(7,219,626)
Weighted average number of common shares outstanding	61,786,169	44,840,743
Stock options (1)	-	-
Warrants (2)	-	-
Diluted weighted average common shares outstanding	61,786,169	44,840,743
Diluted net loss per share	$(0.17)	$(0.16)

__________

(1)

At both February 28, 2018 and February 28, 2017, there were outstanding stock options equivalent to 6,437,600 and 6,692,310 common shares, respectively. The stock options are anti-dilutive at February 28, 2018 and February 28, 2017 and therefore, have been excluded from diluted earnings (loss) per share.

(2)

At February 28, 2018 and February 28, 2017, there were outstanding warrants equivalent to 7,080,000 and 8,510,000 common shares, respectively. The warrants are anti-dilutive at February 28, 2018 and February 28, 2017 and therefore, have been excluded from diluted earnings (loss) per share.

Note 13. Acquisitions

Congo Ltd. Acquisition

On December 7, 2017, the Company closed on an asset purchase agreement for the acquisition of Congo Ltd. (Congo). Congo, based in Houston, TX, owns and operates a web-based platform offering; a portal connecting attorneys to prospective clients through a marketplace setting; a software-as-a-service (SaaS) subscription, selling web features to attorneys for their use on their respective law firm websites, and; the creation of customized online directories. The Company granted 3,000,000 shares of its common stock to the existing owners of Congo. The closing price of the Company’s common stock on the acquisition date was $0.28 per share, therefore, the fair value of common stock issued was $840,000. The stock was issued in February 2018.

This acquisition was accounted for using the replacement cost method, where the cost to replace or recreate the subject asset is estimated. The agreement included customary representations, warranties, and covenants by us and Congo.

According to the replacement cost method of accounting, the Company recognized the identifiable assets acquired as follows:

Developed Technology, Platform and code base	420,000
Developed Technology, New code base and databases	432,000
Assembled Workforce	35,000
Goodwill	78,000
Total intangibles and goodwill	965,000

Total assets acquired, net	965,000

42

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

The purchase price consisted of the following:

Common stock	840,000
Cash consideration	75,000
Earnest money	50,000
Total purchase price	965,000

The Company reviewed the fair value of the total assets of the acquisition and concluded the fair value of the goodwill and intangible assets which were acquired was less than the fair value of the common stock which was used to pay for the business. Accordingly, the Company recorded an impairment expense of $926,252 related to this acquisition in fiscal 2018.

As the company is not using the assets in the same manner as the predecessor company, no proforma financials are presented.

CityInformation, B.V. Acquisition

On October 27, 2017, the Company closed on an asset purchase agreement for the acquisition of CityInformation. CityInformation, based in Amsterdam (Netherlands), develops and operates mobile apps for cities and towns worldwide. The Company granted 2,833,333 shares of its common stock to the existing owners of CityInformation. The closing price of the Company’s common stock on the acquisition date was $0.29 per share, therefore, the fair value of common stock issued was $821,667. The stock was issued in November 2017.

This acquisition was accounted for using the replacement cost method, where the cost to replace or recreate the subject asset is estimated. The agreement included customary representations, warranties, and covenants by us and CityInformation.

According to the replacement cost method of accounting, the Company recognized the identifiable assets acquired as follows:

Developed Technology, App Portfolio	250,000
Developed Technology, App Handles	135,000
Assembled Workforce	40,000
Goodwill	396,667
Total intangibles and goodwill	821,667

Total assets acquired, net	821,667

The purchase price consisted of the following:

Common stock	821,667
Total purchase price	821,667

The Company reviewed the fair value of the total assets of the acquisition and concluded the fair value of the goodwill and intangible assets which were acquired was less than the fair value of the common stock which was used to pay for the business. Accordingly, the Company recorded an impairment expense of $795,508 related to this acquisition in fiscal 2018.

As the company is not using the assets in the same manner as the predecessor company, no proforma financials are presented.

Comencia, Inc. Acquisition

On July 1, 2017, the Company closed on an agreement and plan of share exchange and acquired Comencia, a related party Company, which was partly owned by an officer of the Company. The Company granted 2,500,000 shares of its common stock to the existing owners of Comencia, Inc. The closing price of the Company’s common stock on the acquisition date was $0.30 per share, therefore, the fair value of common stock issued was $750,000. As part of the closing of this agreement, the Company made a cash payment and issued a note receivable from Comencia for $55,000. The terms of the note include payable on demand within 30 days of notice and a 3.0% annual interest rate. This note has not yet been repaid.

43

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

This acquisition was accounted for as a business combination under the purchase method of accounting, given that substantially all of Comencia’s assets and ongoing operations were acquired. The agreement included customary representations, warranties, and covenants by us and Comencia.

According to the purchase method of accounting, the Company recognized the identifiable assets acquired and liabilities assumed as follows:

Cash	11,989
Other assets	13,115
Total assets	25,104

Accrued expenses	(12,741)
Long-term payables	(52,422)
Total liabilities	(65,163)

Customer Lists	33,000
Intellectual Property	48,800
Trademarks	7,000
Total intangibles	88,800

Total assets acquired, net	48,741
Additional consideration given as compensation expense	701,259
Total consideration	750,000

The purchase price consisted of the following:

Common stock	750,000
Total purchase price	750,000

This transaction was a non-arms length transaction, as one of Comencia’s owners was a Director of Digitaltown. As such, $750,000 was recorded as a stock-based compensation in fiscal 2018.

44

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

The unaudited supplemental pro forma results of operations of the combined entities had the date of the acquisition been March 1, 2017 or March 1, 2016 are as follows:

	Combined Pro Forma:
	For Fiscal Years
	2018	2017
Revenues	$367,923	$251,713

Cost of revenues	1,053,184	562,216

Gross profit (loss)	(685,261)	(310,503)

Operating expenses:
Selling, general and administrative expenses	7,454,580	5,218,597

Loss from operations	(8,139,841)	(5,529,100)

Other income (expense)	(2,096,091)	(1,744,049)

Net loss	$(10,235,932)	$(7,273,149)

Weighted average number of common shares
Outstanding – basic and fully diluted	61,786,169	44,840,743

Net loss per share – basic and fully diluted	$(0.17)	$(0.16)

Appointment.com Acquisition

On December 1, 2016, the Company acquired all assets related to Appointment.com, Inc. (“Appointment”), an online scheduling software system based in Seattle, Washington. This transaction is considered related party since Epik Holdings Inc. is a controlling owner of Appointment and the Company’s CEO, Rob Monster, is the controlling owner of Epik Holdings Inc. The purchase price pursuant to an asset purchase agreement was 1,625,000 common shares. Due to the related party nature of the transaction, the Company did not record any goodwill related to the transaction. The sum of the cost basis of the liabilities assumed and the stock value of $731,500 is recognized as $853,955 expense on the Company’s consolidated statement of operations. The agreement included customary representations, warranties, and covenants by us and Appointment.

The allocation of the purchase price to assets based upon fair value determinations was as follows:

Cash	$2,240
Related Party Payable	(42,380)
Accrued Salary	(82,565)
Total Net Liabilities Assumed	$(122,705)

The purchase price consisted of the following:

Total Net Liabilities Assumed	$122,705
Common Stock	731,250
Total Compensation Expense and Purchase Price	$853,955

The unaudited supplemental pro forma results of operations of the combined entities are not included in this disclosure as the acquisition of Appointment does not materially affect the Company's results from operations.

45

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

Rezserve Technologies Ltd. Acquisition

On September 14, 2016, the Company entered into a Stock Purchase Agreement for 100% of Rezserve Technologies, Ltd. (Rezserve), a travel industry software company based in Vancouver, British Columbia. Pursuant to the terms of the agreement, the Company purchased all of the issued and outstanding stock of Rezserve in consideration for a total purchase price of $1,480,000. This price was paid with 3,000,000 shares of the Company’s common stock and a $400,000 secured convertible note payable to Rezserve’s founder Clint Skidmore. The terms of the note include interest at 0% per annum. Principal is due and payable within one year of September 13, 2016.

On December 22, 2017, the Company formalized its agreement to extend and convert the original convertible note of $400,000 for Clint Skidmore to October 31, 2018, original founder of Rezserve Technologies Ltd. The Company has repaid $30,000 to Clint Skidmore, and converted $210,000 of the note to 1,100,000 shares of the Company’s common stock, resulting in a loss on conversion of $13,000. At February 28, 2018, the Company owes $160,000 to Clint Skidmore, bearing no interest. This note had imputed interest of $38,000 in fiscal 2018. See Note 14 for more information about the convertible note payable – related party.

This acquisition was accounted for as a business combination under the purchase method of accounting, given that substantially all of Rezserve’s assets and ongoing operations were acquired. The purchase resulted in $1,445,292 of impairment expense. This was due to the use of common stock by the Company to pay for the acquisition and the corresponding the value of the stock was in excess of the fair value of the assets received. The agreement included customary representations, warranties, and covenants by us and the Rezserve owner.

According to the purchase method of accounting, the Company recognized the identifiable assets acquired and liabilities assumed as follows:

Assets, net	$34,708
Customer Lists	77,295
Intellectual Property	30,842
Trademarks	19,475
Goodwill	1,317,680
Total Assets Acquired	$1,480,000

The purchase price consisted of the following:

Convertible note payable – related party	$400,000
Common Stock	1,080,000
Total Purchase Price	$1,480,000

The Company reviewed the fair value of the total assets of the acquisition and concluded the fair value of the goodwill and intangible assets which were acquired was less than the fair value of the common stock which was used to pay for the business. Accordingly, the Company recorded an impairment expense of $1,445,292 related to this acquisition in fiscal 2017.

46

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

The unaudited supplemental pro forma results of operations of the combined entities had the dates of the acquisitions been March 1, 2016 is as follows:

Combined Pro Forma:
For Fiscal Years
2017
Revenues	$333,879

Cost of revenues	475,308

Gross profit (loss)	(141,429)

Operating expenses:
Selling, general and administrative expenses	5,323,560

Loss from operations	(5,464,989)

Other income (expense)	(1,744,049)

Net loss	$(7,209,038)

Weighted average number of common shares
Outstanding – basic and fully diluted	44,840,743

Net loss per share – basic and fully diluted	$(0.16)

Cloud.Market Acquisition

On March 5, 2016, the Company acquired all of the assembled workforce, patents, intellectual property, technology, trademarks, trade names, copyrights, mask works and registrations, computer software, trade secrets and non-compete agreements related to the Cloud.Market business, pursuant to an agreement among the Company and the owner of Cloud.Market. The purchase price paid included issuance of 750,000 shares of our common stock and $7,500 of cash. The agreement included customary representations, warranties, and covenants by us and the Cloud.Market owner.

The allocation of the purchase price to assets based upon fair value determinations was as follows:

Non-compete agreements	$700
Customer Lists	66,800
Total Assets Acquired	$67,500

The purchase price consisted of the following:

Cash	$7,500
Common Stock	60,000
Total Purchase Price	$67,500

The Company reviewed the fair value of the total assets of the acquisition and concluded the fair value of the goodwill and intangible assets which were acquired was less than the fair value of the common stock which was used to pay for the business. Accordingly, the Company recorded an impairment expense of $67,500 related to this acquisition in fiscal 2017.

The unaudited supplemental pro forma results of operations of the combined entities are not included in this disclosure as the acquisition of Cloud.Market does not materially affect the Company's results from operations.

Note 14. Debt

Convertible Note Payable - Related Party

On September 14, 2016, subject to a stock purchase agreement, the Company signed a secured convertible note of $400,000 with Clint Skidmore, founder of Rezserve Technology Ltd (“Rezserve”). The interest free note is due and payable within one year, at which time it can be converted into up to 1,000,000 shares of the Company’s common stock at a conversion price of $0.40 per share. The Company evaluated the note and determined that as the fixed exercise price exceeded the closing market price on the note issuance date, that no beneficial conversion feature was present.

47

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

On December 22, 2017, the Company formalized its agreement to extend and convert the original convertible note of $400,000 for Clint Skidmore to October 31, 2018, original founder of Rezserve Technologies Ltd. The Company has repaid $30,000 to Clint Skidmore, and converted $210,000 of the note to 1,100,000 shares of the Company’s common stock, resulting in a loss on conversion of $13,000. At February 28, 2018, the Company owes $160,000 to Clint Skidmore, bearing no interest. This note had imputed interest expense of $38,000 in fiscal 2018.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were determinate due to the fixed conversion price and, as such, does not constitute a derivative liability as the Company has sufficient authorized shares.

On June 9, 2017, the Company signed a convertible note of $500,000 with Darvin Habben, Chairman. This note is due and payable within one year, bears interest of 8%, and can be converted into up to 2,000,000 shares of the Company’s common stock at a conversion price of $0.25 per share. The Company recorded a debt discount equal to $300,000 due to this conversion feature. The note had accrued interest of $28,932 as of February 28, 2018. The debt discount had a balance at February 28, 2018 of $191,507. The Company recorded debt discount amortization expense of $108,493 during the year ended February 28, 2018.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were determinate due to the fixed conversion price and, as such, does not constitute a derivative liability as the Company has sufficient authorized shares.

Promissory Note Payable - Related Party

On July 20, 2017, the Company signed a promissory note of $100,000 with Derek Schumann, Director. This interest free note is due and payable within one year and bears no interest. The Company issued 1,000,000 warrants to Derek Schumann in connection with this note, with an exercise price of $0.10, and expiry date of July 20, 2027. The Company recorded a warrant discount equal to $100,000 due to this warrant feature. The note had imputed interest of $6,110 as of February 28, 2018. The warrant discount had a balance at February 28, 2018 of $69,452. The Company recorded warrant discount amortization expense of $30,548 during the year ended February 28, 2018.

On July 20, 2017, the Company signed a promissory note of $100,000 with Greg Foss, Director. This interest free note is due and payable within one year and bears no interest. The Company issued 1,000,000 warrants to Greg Foss in connection with this note, with an exercise price of $0.10, and expiry date of July 20, 2027. The Company recorded a warrant discount equal to $100,000 due to this warrant feature. The note had imputed interest of $6,110 as of February 28, 2018. The warrant discount had a balance at February 28, 2018 of $69,452. The Company recorded warrant discount amortization expense of $30,548 during the year ended February 28, 2018.

On July 27, 2017, the Company signed a promissory note of $150,000 with Darvin Habben, CEO. This interest free note is due and payable within one year and bears no interest. The Company issued 1,000,000 warrants to Darvin Habben in connection with this note, with an exercise price of $0.10, and expiry date of July 27, 2027. The Company recorded a warrant discount equal to $150,000 due to this warrant feature. The note had imputed interest of $8,877 as of February 28, 2018. The warrant discount had a balance at February 28, 2018 of $105,616. The Company recorded warrant discount amortization expense of $44,384 during the year ended February 28, 2018.

Convertible Note Payable - Third Party

On October 30, 2017, the Company issued a convertible note to PowerUp Lending Group Ltd. for $75,000 of cash consideration. The note bears interest at 12%, matures on October 30, 2018, and is convertible after 180 days into common stock at 61% of the lowest 3 closing market prices of the previous 10 trading days prior to conversion. The Company recorded a debt discount equal to $47,951 due to this conversion feature. The note had accrued interest of $2,885 as of February 28, 2018. The debt discount had a balance at February 28, 2018 of $32,055. The Company recorded debt discount amortization expense of $15,896 during the year ended February 28, 2018. The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were determinate due to the conversion price floor and, as such, does not constitute a derivative liability as the Company has sufficient authorized shares and a conversion floor of $0.00009.

48

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

On November 30, 2017, the Company issued a convertible note to PowerUp Lending Group Ltd. for $58,000 of cash consideration. The note bears interest at 12%, matures on November 30, 2018, and is convertible after 180 days into common stock at 61% of the lowest 3 closing market prices of the previous 10 trading days prior to conversion. The Company recorded a debt discount equal to $38,164 due to this conversion feature. The note had accrued interest of $1,716 as of February 28, 2018. The debt discount had a balance at February 28, 2018 of $28,754. The Company recorded debt discount amortization expense of $9,410 during the year ended February 28, 2018. The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were determinate due to the conversion price floor and, as such, does not constitute a derivative liability as the Company has sufficient authorized shares and a conversion floor of $0.00009.

On January 18, 2018, the Company issued a convertible note to PowerUp Lending Group Ltd. for $53,000 of cash consideration. The note bears interest at 12%, matures on January 18, 2019, and is convertible after 180 days into common stock at 61% of the lowest 3 closing market prices of the previous 10 trading days prior to conversion. The Company recorded a debt discount equal to $33,164 due to this conversion feature. The note had accrued interest of $714 as of February 28, 2018. The debt discount had a balance at February 28, 2018 of $30,079. The Company recorded debt discount amortization expense of $3,806 during the year ended February 28, 2018. The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were determinate due to the conversion price floor and, as such, does not constitute a derivative liability as the Company has sufficient authorized shares and a conversion floor of $0.00009.

On January 30, 2018, the Company issued a convertible note to Crown Bridge Partners, LLC. for $55,000 of cash consideration. The note bears interest at 10%, matures on January 30, 2019, and is convertible after 180 days into common stock at 61% of the lowest 3 closing market prices of the previous 20 trading days prior to conversion. The Company recorded a debt discount equal to $33,246 due to this conversion feature. The Company also recorded a $3,000 debt discount due to issuance fees. The note had accrued interest of $437 as of February 28, 2018. The debt discount had a balance at February 28, 2018 of $33,366. The Company recorded debt discount amortization expense of $2,880 during the year ended February 28, 2018.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were determinate due to the fixed conversion price and, as such, does not constitute a derivative liability as the Company has sufficient authorized shares.

Promissory Note Payable - Third Party

On July 20, 2017, the Company signed a promissory note of $100,000 with Donovan Olson. This interest free note is due and payable within one year and bears no interest. The Company issued 1,000,000 warrants to Donovan Olson in connection with this note, with an exercise price of $0.10, and expiry date of July 20, 2027. The Company recorded a warrant discount equal to $100,000 due to this warrant feature. The note had imputed interest of $6,110 as of February 28, 2018. The warrant discount had a balance at February 28, 2018 of $69,452. The Company recorded warrant discount amortization expense of $30,548 during the year ended February 28, 2018.

Note 15. Transactions with Former Officer

The Company was founded in 1982 and managed by Richard Pomije since at least 1987. On May 17, 2015, Mr. Pomije resigned as CEO of the Company and on June 1, 2015, he resigned as the CFO and Chairman. At that time of his resignation, the Company and the Board of Directors were not aware of any continuing employment agreement. The Company released Mr. Pomije on September 11, 2015 concurrent with his closing of the Burnsville, MN office.

On December 5, 2016, Richard Pomije filed a lawsuit against the Company. Mr. Pomije asserts an employment agreement existed and a continuing obligation of the Company in the form of a monthly salary for a 1 year term from May 18, 2015 to May 17, 2016 was due in addition to a stock subscription receivable. Mr. Pomije claims the Company owes him $260,900, which had been fully accrued for by the Company as of February 28, 2017.

On April 18, 2018, Mr. Richard Pomije was granted a judgement for the lawsuit he filed against the Company on December 5, 2016. Mr. Pomije was awarded $256,488 as damages, and $296,488 as attorney’s fees and costs, for a total award of $552,976. As at February 28, 2018, $552,976 has been accrued as payable to Mr. Pomije. The Company is in the process of filing an appeal.

49

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

Note 16. Intangible Assets and Goodwill

Goodwill

The carrying value of goodwill at February 28, 2018 and February 28, 2017 was $0. During fiscal 2018 and fiscal 2017, the Company made three acquisitions which resulted in $549,667 and $1,317,680 of goodwill being recorded, and subsequently impaired, respectively. See Note 13 for more information about acquisitions.

Intangible assets

The carrying value of intangible assets at February 28, 2018 and February 28, 2017 was $0. During fiscal 2018, the Company acquired $1,237,000 of intangible assets, including $432,000 of code base and databases, $420,000 of platform and code base, $250,000 of app portfolios, and $135,000 of app handles. During fiscal 2018, the Company recorded $64,907 of amortization expense related to intangible assets.

During fiscal 2017, the Company entered into agreements to purchase domain name rights with five individuals. In exchange for the domain name rights, the Company issued 369,750 common shares and paid $69,500 in cash. The total fair value of the shares was $154,740 based on the respective domain name purchase agreements date and the closing market price on that date.

Impairments

We evaluate our goodwill and intangible assets for an impairment on an annual basis each fiscal year end. Based upon our review and analysis, we deemed all of the goodwill and intangible assets acquired in fiscal 2018 as fully impaired as of February 28, 2018. Accordingly, we recognized an impairment expense of $1,721,760 in fiscal 2018. In fiscal 2017, we recognized an impairment of $1,725,009. This reflects the full amount of goodwill and the unamortized balance of the intangible assets each year.

Note 17. Subsequent Events

On April 18, 2018, Mr. Richard Pomije was granted a judgement for the lawsuit he filed against the Company on December 5, 2016. Mr. Pomije was awarded $256,488 as damages, and $296,488 as attorney’s fees and costs, for a total award of $552,976. As at February 28, 2017, $260,900 had been accrued. As at February 28, 2018, the accrual has increased by $292,076 to $552,976. The Company is in the process of filing an appeal.

On April 25, 2018, the Company received a $1,000,000 investment commitment from Triton Funds LP to purchase registered DGTW shares. The Company has filed an S-1 with the SEC. Once approved, Triton will purchase up to 5% of the Company’s fully diluted shares.

On May 15, 2018, the Company received a $2,400,000 investment from Pithia, Inc. in exchange for 10% of the Company’s fully diluted shares. Pithia invested $1,200,000 on May 15, 2018 in the form of RHOC cryptocurrency. The remaining $1,200,000 will be received 90 days from the agreement date, again in the form of RHOC cryptocurrency, as long as the Company meets certain conditions. The Company issued 11,385,590 shares of its common stock to Pithia, Inc. on May 31, 2018.

On May 17, 2018, Digitaltown amended the employment agreement of Michael Cartwright, its Chief Technology Officer, to extend his employment term by two years to June 1, 2020. This included a base salary increase, additional stock award, and a cryptocurrency coin award conditional on achieving specific development and product launch milestones. A copy of his amended employment agreement is attached as Exhibit 10.1.

50

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended February 28, 2018 and 2017

In May 2018, the Company:

-	issued 8,644,838 shares of its common stock for stock payable of $1,274,376,
-	issued 16,940,804 shares for cash of $1,786,950,
-	converted the October 30, 2017 note from PowerUp Lending Group Ltd, with an original value of $75,000, to 1,277,498 shares of its common stock,
-	converted the $500,000 convertible note from Darvin Habben, plus accrued interest of $38,027, to 5,380,274 shares of its common stock,
-	converted the $150,000 promissory note from Darvin Habben to 1,500,000 shares of its common stock,
-	converted the $100,000 promissory note from Greg Foss to 1,000,000 shares of its common stock,
-	converted the $100,000 promissory note from Derek Schumann to 1,000,000 shares of its common stock,
-	converted the $100,000 promissory note from Donovan Olson to 1,000,000 shares of its common stock,
-	returned 15,000 shares of its common stock into treasury, at a value of $3,000, in exchange for sale of two .city domains, and
-	issued 4,511,082 shares of its common stock to various employees and contractors, with a value of $1,126,347.

There were no additional significant subsequent events through June 13, 2018, the date the financial statements were issued.

51

DigitalTown, Inc.

FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS

	May 31,	February 28,
	2018	2018
	(Unaudited)
ASSETS
Current assets:
Cash	$20,506	$58,712
Digital currencies	1,380,156	-
Accounts receivable, net	11,383	12,089
Short term investment	10,000	10,000
Prepaid domain name renewal fees	42,451	77,977
Prepaid expenses	10,867	3,103
Total current assets	1,475,363	161,881
Property and equipment, net	20,473	22,433
Total assets	1,495,836	$184,314

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	302,705	$214,700
Accounts payable – related parties	886,532	458,125
Deferred revenue	170,000	170,000
Domain marketing development obligation	192,869	145,906
Interest payable	10,496	34,783
Accrued expenses	542,066	552,976
Notes payable - related parties	-	105,479
Notes payable - third parties, net	-	30,548
Convertible notes payable - related parties	120,000	468,493
Convertible notes payable - third parties, net	101,098	118,655
Total current liabilities	2,325,766	2,299,665

Commitments and contingencies
Stockholders’ equity (deficit):
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 125,749,320 and 84,509,824 shares issued and outstanding at May 31, 2018 and February 28, 2018, respectively	1,257,493	845,098
Additional paid-in-capital	49,246,963	43,698,746
Stock payable	-	2,221,603
Subscriptions receivable
Accumulated other comprehensive income	(192,348)	5,098
Accumulated deficit	(51,142,038)	(48,885,896)
Total stockholders’ equity (deficit)	(829,930)	(2,115,351)
Total liabilities and stockholders’ equity (deficit)	1,495,836	$184,314

The accompanying notes are an integral part of these consolidated financial statements.

52

DigitalTown, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended May 31,
	2018	2017
	(Unaudited)	(Unaudited)

Revenues	$86,218	$80,271
Cost of revenues	525,328	98,608
Gross loss	(439,110)	(18,337)

Operating expenses:
Selling, general and administrative expenses	1,223,618	1,073,187

Loss from operations	(1,662,728)	(1,091,524)

Other income (expense):
Interest expense	593,414	9,724
Total other income (expense)	593,414	9,724

Loss before income taxes	(2,256,142)	(1,101,248)
Income tax provision		-
Net loss	$(2,256,142)	$(1,101,248)

Net loss per common share – basic and diluted	$(0.03)	$(0.02)

Weighted average common shares outstanding – basic and diluted	86,876,957	55,059,804

The accompanying notes are an integral part of these consolidated financial statements.

53

DigitalTown, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended May 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES	(Unaudited)	(Unaudited)

Net loss	$(2,256,142)	$(1,101,248)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation expense	1,842	1,300
Debt discount amortization	562,923	-
Imputed interest	12,125	10,350
Stock based compensation	436,406	346,071
Changes in operating assets and liabilities:
Accounts receivable	706	17,692
Prepaid expenses	24,762	(27,013)
Accounts payable	88,123	(17,925)
Accounts payable – related parties	428,407	(765)
Accrued expenses	7,331	(20,000)
Deferred revenue	-	155,613
Domain marketing development obligation	46,963	-
Digital currencies	(15,882)	-
Net cash used in operating activities	(662,436)	(635,925)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash received from sale of digital currencies	98,656	-
Cash paid for equipment	-	(26,423)
Net cash used in investing activities	98,656	(26,423)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	566,950	162,500
Payments on promissory note	(40,000)	-
Net cash provided by financing activities	526,950	162,500

Foreign currency translation adjustment	(1,376)	3,528

Net change in cash and cash equivalents	(38,206)	(496,320)
Cash and cash equivalents, beginning of year	58,712	539,243
Cash and cash equivalents, end of year	$20,506	$42,923

Non-Cash Transactions:
Issuance of common stock for stock payable	$1,828,200	$1,506,250
Conversion of debt to common stock	$1,067,528	-
Stock issued for digital currencies	$1,659,000	-
Loss on digital currencies	$196,070	-
Stock cancelled for sale of prepaid domains	$3,000	-
Finders fee for stock issued	$1,000	-

The accompanying notes are an integral part of these consolidated financial statements.

54

DigitalTown, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Three Months Ended May 31, 2018 and 2017

Note 1. Basis of Presentation

The accompanying unaudited consolidated financial information has been prepared by DigitalTown, Inc. (the “Company”) in accordance with accounting principles generally accepted in the United States of America (“U.S.”) (“U.S. GAAP”) for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X of the Securities and Exchange Commission (“SEC”). Accordingly, it does not include all of the information and notes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair statement of this financial information have been included. Financial results for the interim period presented are not necessarily indicative of the results that may be expected for the fiscal year as a whole or any other interim period. This financial information should be read in conjunction with the audited consolidated financial statements and notes included in the Company’s Annual Report on Form 10-K for the year ended February 28, 2018.

The Company’s fiscal year end is the last day in February. Our current fiscal year ends on February 28, 2019 and we refer to it as “fiscal 2019”. Last year, our fiscal year ended on February 28, 2018 and we refer to this year as “fiscal 2018”.

Note 2. Nature of Business and Summary of Significant Accounting Policies:

Nature of Business

The Company was founded in 1982 under the laws of the State of Minnesota as Command Small Computer Learning Center, Inc., a computer training company and operated under several different names in the computer hardware and training sector. In 2005, the Company began acquiring domain names. On March 1, 2007, the Company changed its name to DigitalTown, Inc. and began developing a business plan to develop a platform to monetize their domain names. DigitalTown currently provides turn-key hosted solutions to power a comprehensive platform for government entities, citizens and merchants. The easy to use platform helps city officials and local merchants manage a feature-rich Smart City for web and mobile devices and provides residents and visitors with access to Content, Community and Commerce. The Company’s headquarters are located in Bellevue, WA. The Company’s common stock is traded on the OTC Markets under the ticker symbol of DGTW.

The Company’s consolidated financial statements have been prepared using U.S. GAAP applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has a working capital deficit, recurring losses, and negative cash flows from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

At May 31, 2018, the Company had an accumulated deficit of $51,142,038. The Company anticipates that growth from its operations, expected future proceeds from additional financing through the sale of its common stock or other equity-based securities, and additional sales and/or leases of existing domain names will be sufficient to meet its working capital and capital expenditure needs through at least February 28, 2019. In the event that the Company is unable to obtain additional capital in the future, the Company would reduce operating expenses or cease operations altogether.

Principles of Consolidation

The consolidated financial statements include the accounts of DigitalTown, Inc. and its wholly-owned subsidiaries and have been prepared by the Company in United States (U.S.) dollars and in accordance with accounting principles generally accepted in the United States, or GAAP. All material intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications

Certain prior period amounts in the consolidated statement of cash flows have been reclassified to conform to the current period presentation. Proceeds from related party notes payable received in the prior period have been reclassified from the prior period classification. These reclassifications had no impact on previously reported net income or accumulated deficit for any year.

55

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S.”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable arise from the software licensing of our Rezserve subsidiary. The Company evaluates collectability of accounts receivable based on a combination of factors including the age of the receivable or a specific customer’s inability to meet its financial conditions. In these circumstances, the Company records an allowance to reduce the receivable to an amount it deems collectible. The Company has recorded an allowance for doubtful accounts as of May 31, 2018 and February 28, 2018 of $5,389 and $5,456, respectively.

Goodwill and Intangible Assets

Goodwill represents the excess of purchase price over the fair value of net tangible and identifiable intangible assets related to completed acquisitions. Goodwill has an indefinite life and is not amortized but instead tested for impairment annually, or more frequently if necessary.

Intangible assets are recorded at fair value and are comprised of amounts assigned to acquisition-related items, such as trade names, customer lists, non-compete agreements and intellectual property/technology. Intangible assets are considered either definite or indefinite lived assets. Definite lived intangible assets are amortized on a straight-line basis over their useful lives. Certain intangible assets may have an indefinite life and are not amortized, but rather evaluated for impairment annually.

We evaluate any goodwill and intangible assets for an impairment on an annual basis each fiscal year end. We also evaluate goodwill and intangible assets for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of the goodwill and intangible assets below the carrying amounts. Based upon our review and analysis, we deemed all of the goodwill and intangible assets acquired in fiscal 2018 as fully impaired. Accordingly, we recognized an impairment expense of $1,721,760.

Revenue Recognition

Effective March 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured.

There was no impact on the Company’s financial statements as a result of adopting Topic 606 for the three months ended May 31, 2018 and the twelve months ended February 28, 2018.

The Company recognizes revenue when the following four criteria have been met:

•	Persuasive evidence that a business relationship exists
•	Delivery has occurred
•	The price is fixed and determinable
•	Collectibility is reasonably assured

The Company primarily recognizes revenue from sale of software licenses and related development services. Software licensing and development revenue is recognized as invoiced and over the course of the applicable agreements. In the event projects have multiple project milestones, revenue is recognized as milestones are achieved and invoices are submitted for payment.

The Company may also be merchant of record for merchant transactions processed on the DigitalTown platform. When this happens, revenue is recognized on the date of the transaction. The Company has experience in merchant transaction fraud mitigation. To the extent chargebacks become material, the Company will implement a formal practice for allowance for doubtful accounts.

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Fair Value of Financial Instruments

Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC) 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under U.S. GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

As of May 31, 2018 and February 28, 2018, the Company does not have any financial instruments that must be measured under the fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect the Company’s assumptions about the assumptions that market participants would use in pricing the asset or liability.

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs during the first quarter of fiscal 2019 or the fiscal year 2018.

Cash Equivalents

The Company considers all highly liquid investments with original maturity of three months or less when purchased to be cash equivalents. As of May 31, 2018 and February 28, 2018, the Company had no cash equivalents.

Cash Deposits in Excess of Federally Insured Limits

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are insured by the Federal Deposit Insurance Company and currently have insurance coverage up to $250,000. At May 31, 2018 and February 28, 2018, the Company did not have any deposit accounts in excess of federally insured limits.

Prepaid Domain Names

The annual domain name renewal fees are currently capitalized in the period of renewal then amortized over one year. Only the purchase of new domain names is capitalized. See Note 5 for further information.

Property and Equipment

Property and equipment are stated at cost and depreciated on a straight-line basis over their estimated useful lives, ranging from three to five years. Leasehold improvements are amortized over the shorter of the useful life or the term of the related lease. The Company recorded $1,842 and $1,300 of depreciation expense for first quarters of fiscal years 2019 and 2018, respectively. Repairs and maintenance costs are expensed as incurred; major renewals and improvements are capitalized. As items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operating income. See Note 4 for further information.

57

Income Taxes

Deferred tax assets (net of any valuation allowance) and liabilities resulting from temporary differences, net operating loss carryforwards and tax credit carryforwards are recorded using an asset-and-liability method. Deferred taxes relating to temporary differences and loss carryforwards are measured using the tax rate expected to be in effect when they are reversed or are realized. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be ultimately realized. The Company has recorded a full valuation allowance against the net deferred tax asset due to the uncertainty of realizing the related future benefits.

The Company accounts for income taxes pursuant to FASB guidance. This guidance prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company believes its income tax filing positions and deductions will be sustained upon examination and, accordingly, no reserves or related accruals for interest and penalties have been recorded at May 31, 2018 or February 28, 2018. In accordance with the FASB guidance, the Company has adopted a policy under which, if required to be recognized in the future, interest related to the underpayment of income taxes will be classified as a component of interest expense and any related penalties will be classified in operating expenses in the statements of operations. The Company has three open years of tax returns subject to examination.

Stock-Based Compensation, Including Options and Warrants

Use of equity for compensation is a material part of the Company’s near-term strategy. The Company recognizes the cost of stock-based compensation plans and awards in operations on a straight-line basis over the respective vesting period of the awards. The Company measures and recognizes compensation expense for all stock-based payment awards made to employees, directors, consultants and advisors. The compensation expense for the Company’s stock-based payments is based on estimated fair values at the time of the grant.

The Company estimates the fair value of stock-based payment awards on the date of grant using the Black-Scholes option pricing model. This option pricing model involves a number of assumptions, including the expected lives of stock options, the volatility of the public market price for the Company’s common stock and interest rates. Stock-based compensation expense recognized during the period is based on the value of the portion of stock-based payment awards that are ultimately expected to vest.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Accounting Standards Codification 606 (“ASC 606”)). ASU No. 2014-09 provides guidance for revenue recognition. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates than under current guidance. These may include identifying performance obligations in the contract and estimating the amount of variable consideration to include in the transaction price attributable to each separate performance obligation. Subsequent to the initial standards, the FASB has also issued several ASUs to clarify specific revenue recognition topics. This guidance will be effective for the Company for its fiscal year 2019.

The Company will adopt using the modified retrospective approach to initially apply the update and recognize the remaining contract value at the date of application. The Company does not expect the adoption of ASU 2014-09 to have any impact on its total cash flows from operating, investing or financing activities.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment, which removes the second step of the two-step goodwill impairment test. Under ASU 2017-04, an entity will apply a one-step quantitative test and record the amount of goodwill impairment as the excess of a reporting unit’s carrying amount over its fair value, not to exceed the total amount of goodwill allocated to the reporting unit. ASU 2017-04 does not amend the optional qualitative assessment of goodwill impairment. Additionally, an entity should consider income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. ASU 2017-04 is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019; early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company has not elected early adoption of this standard and is currently in the process of evaluating the impact of adopting ASU 2017-04 and cannot currently estimate the financial statement impact of adoption.

In May 2017, the FASB issued ASU No. 2017-09, “Compensation – Stock Compensation (Topic 718): Scope of Modification Accounting.” The amendments in this update provide guidance about which changes to the terms or conditions of a share-based award require an entity to apply modification accounting in Topic 718. The guidance will be effective for the Company for its fiscal year 2018, with early adoption permitted. The Company does not expect this ASU to materially impact the Company’s consolidated financial statements.

58

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, ”Leases (Topic 842)”. Under this guidance, an entity is required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. This guidance offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. The Company does not expect the adoption to have a material impact on its consolidated financial statements upon adoption.

The Company believes there are no other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3. Going Concern

The Company’s consolidated financial statements have been prepared using U.S. GAAP applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has a working capital deficit, recurring losses, and negative cash flows from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

At May 31, 2018, the Company had an accumulated deficit of $51,142,038. The Company anticipates growth from its operations, expected future proceeds from additional financing through the sale of its common stock or other equity-based securities, and additional sales and/or leases of existing domain names will be sufficient to meet its working capital and capital expenditure needs through at least May 31, 2018. In the event that the Company is unable to obtain additional capital in the future, the Company would further reduce expenses or cease operations altogether.

Note 4. Property and Equipment

Property and equipment are as follows:

	May 31,	February 28,
	2018	2018
Office equipment and furniture	42,745	43,088
Less accumulated depreciation	(22,272)	(20,655)
Property and equipment, net	20,473	22,433

Depreciation expense for the first quarter of fiscal years 2019 and 2018 was $1,842 and $1,300, respectively.

Note 5. Prepaid Domain Names

During the first quarters of fiscal years 2018 and 2017, the Company incurred $19,001 and $81,702, respectively, of annual domain name renewal fees, specifically related to .CITY registrations. These amounts were recorded as prepaid domain name renewal fees, and are then amortized over one year on a straight-line basis. During the first quarters of fiscal years 2019 and 2018, the Company recognized $54,574 and $59,053 of expense as cost of revenues related to this amortization. As of May 31, 2018, and February 28, 2018, the Company has $42,451 and $77,977, respectively, of remaining prepaid domain name renewal fees recorded on the balance sheet. See Note 9 for information on Related Party activity within Prepaid Domain Names.

Note 6. Accrued Expenses and Deferred Revenue

Accrued Expenses

On December 5, 2016, Richard Pomije filed a lawsuit against the Company. Mr. Pomije asserts an employment agreement existed and a continuing obligation of the Company in the form of a monthly salary for a 1 year term from May 18, 2015 to May 17, 2016 was due in addition to a stock subscription receivable. Mr. Pomije claims the Company owes him $260,900, which had been fully accrued for by the Company at February 28, 2017.

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On April 18, 2018, Mr. Richard Pomije was granted a judgement for the lawsuit he filed against the Company on December 5, 2016. Mr. Pomije was awarded $256,488 as damages, and $296,488 as attorney’s fees and costs, for a total award of $552,976. As at February 28, 2018, $552,976 had been accrued as payable to Mr. Pomije. During the quarter ending May 31, 2018, $10,910 was paid to Mr. Richard Pomije. As at May 31, 2018, $542,066 has been accrued as payable to Mr. Pomije. The Company is in the process of filing an appeal. See Note 16 for additional information about transactions between the Company and its former officer.

Deferred Revenue

During fiscal 2017, the Company signed three customer agreements to perform digital support and construction services for three third party companies. Each customer agreement consists of milestones and completion metrics to ensure that the requested services have been performed satisfactorily and to the customers’ full expectations. As the services requested by the customers have not yet been completed, the total of $170,000 has been recorded as deferred revenue as of February 28, 2018 and May 31, 2018.

Domain Marketing Development Obligation

During fiscal 2018, the Company signed top-level domain marketing development fund agreements with owners of 13 top level domains whereby the Company markets and purchases domain names on behalf of the owners. The owner pays us an upfront deposit to be used to purchase a predefined number of domains based on a set schedule. As of May 31, 2018 and February 28, 2018, the Company has collected $46,963 and $930,556 in cash related to these contracts. As some of the services requested by the owners have not yet been completed, a total of $192,869 and $145,906 has been recorded as domain marketing development obligation as of May 31, 2018, and February 28, 2018, respectively.

Note 7. Stockholders’ Equity

The Company’s primary means of generating operating capital and completing acquisitions has been through the use of issuing common stock.

Fiscal 2019 Stock Transactions

During the first quarter of fiscal 2019, the Company issued 26,774,352 shares of stock to various investors for stock payable of $1,828,200, cash of $566,950 and digital currencies of $1,659.000.

During the first quarter of fiscal 2019, the Company issued 3,322,372 shares to consultants and employees for services provided to the Company. During the first quarter of fiscal 2019, $436,406 was expensed related to these shares.

On May 9, 2018, the Company converted the $500,000 convertible note with Darvin Habben, Chairman, along with accrued and unpaid interest of $38,027.40, to 5,380,274 shares of its common stock, fully extinguishing this note. The issuance had no gain or less as the value of the shares issued equalled the debt converted.

On May 9, 2018, the Company converted the $150,000 convertible note with Darvin Habben, Chairman, to 1,5000,000 shares of its common stock, fully extinguishing this note. The issuance had no gain or less as the value of the shares issued equalled the debt converted.

On May 9, 2018, the Company converted the $100,000 promissory note with Derek Schumann, Director, to 1,000,000 shares of its common stock, fully extinguishing this note. The issuance had no gain or less as the value of the shares issued equalled the debt converted.

On May 9, 2018, the Company converted the $100,000 promissory note with Greg Foss, Director, to 1,000,000 shares of its common stock, fully extinguishing this note. The issuance had no gain or less as the value of the shares issued equalled the debt converted.

On May 9, 2018, the Company converted the $100,000 promissory note with Donovan, to 1,000,000 shares of its common stock, fully extinguishing this note. The issuance had no gain or less as the value of the shares issued equalled the debt converted.

On May 16, 2018, PowerUp Lending Group Ltd. converted $75,000 of the principal amount, plus $4,500 in accrued and unpaid interest, of the October 30, 2017 note into 1,277,498 shares of the Company’s common stock, fully extinguishing this note. There was no gain or loss due to the conversion within the terms of the note.

During the first quarter of fiscal 2019, the Company sold 2 domains valued at $3,000 to one of the Company’s shareholders in exchange for 15,000 shares, which were returned to treasury.

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Fiscal 2018 Stock Transactions

During fiscal 2018, the Company issued 14,857,715 shares of stock to various investors for stock payable of $2,559,061 and cash of $1,662,732.

During fiscal 2018, a Director exercised one of his stock options for 200,000 shares of stock for cash of $20,000.

During fiscal 2018, the Company issued 8,512,776 shares and recorded a stock payable of $521,792 to consultants and employees for services provided to the Company. During fiscal 2018, $1,763,168 was expensed related to these shares.

During fiscal 2018, various contractors and employees converted an aggregate of $124,996 of their expenses to stock payable of the Company’s common stock, based on a conversion rate of $0.10 per share. The stock value on the conversion date was $0.23, resulting in a loss on conversion of $316,526. At February 28, 2018, the stock payable for these conversions is $276,769.

On May 18, 2016, the Company granted 9,042,250 common shares to Robert Monster, CEO, in accordance with his employment agreement dated May 18, 2016, which vest monthly over the new employment agreement period which ends on May 18, 2018, a period of two years. The shares were valued based on the employment agreement date. During fiscal year 2018, $1,191,349 was expensed related to these shares. 6,799,361 shares were issued on February 8, 2018, and 2,130,500 shares were issued on May 31, 2018.

During fiscal 2018, the Company signed employment agreements with three members of senior management, all of which are still active. All employment agreements were for a period of approximately 6 to 24 months. Included in the employment agreements were common stock grants of 120,000 to 1,025,000 shares which vest over a period of 6 to 24 months. A total of 1,585,000 shares were granted for the three employment agreements. During fiscal 2018, $165,436 was expensed related to these agreements.

On July 1, 2017, the Company closed on an agreement and plan of share exchange and acquired Comencia, a related party Company, which was partly owned by an officer of the Company. The Company granted 2,500,000 shares of its common stock to the existing owners of Comencia, Inc. The closing price of the Company’s common stock on the acquisition date was $0.30 per share, therefore, the fair value of common stock issued was $750,000.

On October 27, 2017, the Company closed on an asset purchase agreement for the acquisition of CityInformation. CityInformation, based in Amsterdam (Netherlands), develops and operates mobile apps for cities and towns worldwide. The Company granted 2,833,333 shares of its common stock to the existing owners of CityInformation. The closing price of the Company’s common stock on the acquisition date was $0.29 per share, therefore, the fair value of common stock issued was $821,667. The stock was issued in November 2017.

On December 7, 2017, the Company closed on an asset purchase agreement for the acquisition of Congo Ltd. (Congo). Congo, based in Houston, TX, owns and operates a web-based platform offering; a portal connecting attorneys to prospective clients through a marketplace setting; a software-as-a-service (SaaS) subscription, selling web features to attorneys for their use on their respective law firm websites, and; the creation of customized online directories. The Company granted 3,000,000 shares of its common stock to the existing owners of Congo. The closing price of the Company’s common stock on the acquisition date was $0.28 per share, therefore, the fair value of common stock issued was $840,000. The stock was issued in February 2018.

Stock Warrants

The Company has regularly used warrants as a tool to attract and compensate advisors and directors of the board rather than to use cash. The Company feels this is an appropriate way to conserve cash and to incentivize its board of directors, advisors and consultants.

As of May 31, 2018, the Company had 9,044,740 warrants outstanding with an average exercise price of $0.13. The warrants expire between one and ten years from the date of issuance and have a weighted average remaining exercise period as of May 31, 2018 of 5.92 years.

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The Company did not issue any warrants during the first quarter of fiscal 2019.

During fiscal 2018, the Company issued an aggregate of 6,694,740 warrants to various investors, consultants and employees to purchase shares of the Company’s common stock at $0.10. All warrants vested immediately at the date of issuance. 4,000,000 warrants are exercisable through 2027. 30,000 warrants are exercisable through 2026. 2,964,740 warrants are exercisable through February 2019. The total estimated value using the Black-Scholes Model, based on a volatility rate between 153% and 263% and a call option value of $0.10 was $1,340,175.

The Company utilized the following key assumptions in computing the fair value of the warrants using the Black-Scholes pricing model:

	July 20,	July 27,	February 6,	February 15,	February 16,
	2017	2017	2018	2018	2018
Weighted-average volatility	263%	263%	157%	153%	158%
Expected dividends	None	None	None	None	None
Expected term (in years)	10.00	10.00	1.00	1.00	1.00
Weighted-average risk-free interest rate	1.17%	1.16%	2.00%	1.99%	2.00%
Weighted-average fair value of warrants granted	$0.20	$0.27	$0.15	$0.14	$0.17

The following table summarizes information about the Company’s stock warrant activity during the fiscal years 2018 and 2017:

Number of Warrants
Outstanding - February 28, 2017	4,480,000
Granted	6,944,740
Canceled or expired	(2,430,000)
Outstanding - February 28, 2018	9,044,740

Granted	-
Canceled or expired	-
Outstanding - May 31, 2018	9,044,740
Exercisable at May 31, 2018	9,044,740

The following table summarizes information about stock warrants outstanding as of May 31, 2018:

Exercise Price	Number Outstanding	Weighted Average Remaining Life (years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercisable Price
$0.10	7,394,740	5.67	$0.10	7,394,740	$0.10
$0.15	300,000	6.85	$0.15	300,000	$0.15
$0.25	850,000	6.93	$0.25	850,000	$0.25
$0.30	500,000	7.28	$0.30	500,000	$0.30
$0.10 - $0.30	9,044,740	5.92	$0.13	9,044,740	$0.13

The Company recorded stock-based compensation expense of $0 and $0 for all outstanding stock warrants for fiscal quarters 2019 and 2018, respectively. This expense is included in stock-based compensation expense.

Note 8. Stock Options

The Company has one stock option plan called The 2006 Employee Stock and Option Plan (the “2006 Plan”), which has reserved 5,000,000 shares of our common stock for issuance. The types of awards that could be granted under the 2006 Plan include incentive and non-qualified options to purchase shares of common stock, stock appreciation rights, restricted shares, restricted share units, performance awards and other types of stock-based awards. All grants are determined and approved by the Board of Directors. Through February 28, 2018, the Company has only granted non-qualified stock options under the 2006 Plan. The stock options may be granted to officers and employees of the Company. Options granted under the 2006 Plan have exercise prices and vesting terms approved by the Board of Directors at the time of each grant. Vesting terms of the outstanding options range from immediate to four years from the date of grant. The exercise period of the options range from five to ten years from the date of grant.

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The Company records its stock-based compensation arrangements calculating the fair value of share-based payments, including grants of employee stock options and employee stock purchase plan shares, to be recognized in the consolidated statements of operations based on their grant date fair values. The fair value of the Company’s stock options have been estimated using the Black-Scholes pricing model, which requires assumptions as to expected dividends, the options expected life, volatility and risk-free interest rate at the time of the grant. The value of the portion of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite vesting periods in the Company’s consolidated statements of operations.

The Company did not issue any stock options during the first quarter of fiscal 2019.

During fiscal 2018, the Company issued an aggregate of 1,035,159 stock options with a fair value of $151,627 to 1 officer, 6 employees and 2 contractors to purchase shares of the Company’s common stock at prices of $0.10. All options vested immediately and are exercisable for one year.

During fiscal 2018, 1,292,310 of previously issued stock options to 1 officer expired, and 200,000 stock options previously issued to another officer were exercised for $20,000 cash.

The Company utilized the following key assumptions in computing the fair value of the options using the Black-Scholes pricing model:

February 16,
2018
Weighted-average volatility	153%
Expected dividends	None
Expected term (in years)	1.00
Weighted-average risk-free interest rate	2.00%

The Company recorded stock-based compensation expense of $0 and $164,742 for all outstanding options for fiscal quarter 2019 and fiscal year 2018, respectively. This expense is included in stock-based compensation.

The following table summarizes information about the Company’s stock options as of May 31, 2018:

	Number of Options	Weighted Average Exercise Price
Outstanding - February 28, 2017	6,692,310	$0.16
Granted	1,035,159	$0.10
Canceled or expired	(1,492,310)	$0.14
Outstanding - February 28, 2018	6,235,159	$0.16
Granted	-	-
Canceled or expired	-	-
Outstanding - May 31, 2018	6,235,159	$0.16
Exercisable at May 31, 2018	6,235,159	$0.16

The following table summarizes information about stock options outstanding as of May 31, 2018:

Exercise Price	Number Outstanding	Weighted Average Remaining Life (years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercisable Price
$0.10	4,885,159	5.62	$0.10	4,885,159	$0.10
$0.15	200,000	7.52	$0.15	200,000	$0.15
$0.30	700,000	7.17	$0.30	700,000	$0.30
$0.54	375,000	5.68	$0.54	375,000	$0.54
$1.00	75,000	3.36	$1.00	75,000	$1.00
$0.10 - $1.00	6,235,159	5.83	$0.16	6,235,159	$0.16

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Note 9. Related Party Transactions

Accounts Payable – Related Parties

The Company owes $7,625 and $9,847 due to advances made to an employee which is included within accounts payable – related parties as of May 31, 2018 and February 28, 2018, respectively.

As of May 31, 2018 and February 28, 2018, the Company owes $748,907 and $450,500, respectively, to Epik Holdings Inc. related to annual domain name renewal fees to satisfy Domain marketing development obligations.

Prepaid Domain Names

During the fiscal quarter 2019 and fiscal year 2018, the Company incurred $260,907 and $214,304, respectively, of annual domain name renewal fees. The amounts paid for the annual domain name renewal fees are paid directly to Epik Holdings Inc., a company which is controlled by Robert Monster, the Company’s Chief Executive Officer. Epik, then uses those funds to directly to pay Verisign and ICANN companies for the annual domain renewal costs. The costs paid to Epik are at terms similar or better than what Epik charges its other clients.

Convertible Notes Payable – Related Party

On September 14, 2016, subject to a stock purchase agreement, the Company signed a secured convertible note of $400,000 with Clint Skidmore, founder of Rezserve Technology Ltd (“Rezserve”). The interest free note is due and payable within one year, at which time it can be converted into up to 1,000,000 shares of the Company’s common stock at a conversion price of $0.40 per share. The Company evaluated the note and determined that as the fixed exercise price exceeded the closing market price on the note issuance date, that no beneficial conversion feature was present.

On December 22, 2017, the Company formalized its agreement to extend and convert the original convertible note of $400,000 for Clint Skidmore to October 31, 2018, original founder of Rezserve Technologies Ltd. The Company has repaid $70,000 to Clint Skidmore, and converted $210,000 of the note to 1,100,000 shares of the Company’s common stock, resulting in a loss on conversion of $13,000. At May 31, 2018, the Company owes $120,000 to Clint Skidmore, bearing no interest. This note had imputed interest expense of $38,000 in fiscal 2018, and imputed interest of $3,500 in the first quarter of fiscal 2019.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were determinate due to the fixed conversion price and, as such, does not constitute a derivative liability as the Company has sufficient authorized shares.

On June 9, 2017, the Company signed a convertible note of $500,000 with Darvin Habben, Chairman. This note is due and payable within one year, bears interest of 8%, and can be converted into up to 2,000,000 shares of the Company’s common stock at a conversion price of $0.25 per share. The Company recorded a debt discount equal to $300,000 due to this conversion feature. The note had accrued interest of $28,932 as of February 28, 2018. The debt discount had a balance at February 28, 2018 of $191,507. The Company recorded debt discount amortization expense of $108,493 during the year ended February 28, 2018.

On May 9, 2018, the Company converted the $500,000 convertible note with Darvin Habben, Chairman, along with accrued and unpaid interest of $38,027.40, to 5,380,274 shares of its common stock at a conversion price of $0.10 per share. The company recorded debt discount amortization expense of $191,507 during the quarter ended May 31, 2018, related to this debt’s conversion recorded at inception.

Promissory Notes Payable - Related Party

On July 20, 2017, the Company signed a promissory note of $100,000 with Derek Schumann, Director. This interest free note is due and payable within one year and bears no interest. The Company issued 1,000,000 warrants to Derek Schumann in connection with this note, with an exercise price of $0.10, and expiry date of July 20, 2027. The Company recorded a warrant discount equal to $100,000 due to this warrant feature.

On May 9, 2018, the Company converted the $100,000 promissory note with Derek Schumann, Director, to 1,000,000 shares of its common stock at a conversion price of $0.10 per share. The company recorded debt discount amortization expense of $69,452 during the quarter ended May 31, 2018, related to this debt’s conversion recorded at inception. The note had imputed interest of $1,917 during the quarter ended May 31, 2018.

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On July 20, 2017, the Company signed a promissory note of $100,000 with Greg Foss, Director. This interest free note is due and payable within one year and bears no interest. The Company issued 1,000,000 warrants to Greg Foss in connection with this note, with an exercise price of $0.10, and expiry date of July 20, 2027. The Company recorded a warrant discount equal to $100,000 due to this warrant feature.

On May 9, 2018, the Company converted the $100,000 promissory note with Greg Foss, Director, to 1,000,000 shares of its common stock at a conversion price of $0.10 per share. The company recorded debt discount amortization expense of $69,452 during the quarter ended May 31, 2018, related to this debt’s conversion recorded at inception. The note had imputed interest of $1,917 during the quarter ended May 31, 2018.

On July 27, 2017, the Company signed a promissory note of $150,000 with Darvin Habben, CEO. This interest free note is due and payable within one year and bears no interest. The Company issued 1,000,000 warrants to Darvin Habben in connection with this note, with an exercise price of $0.10, and expiry date of July 27, 2027. The Company recorded a warrant discount equal to $150,000 due to this warrant feature.

On May 9, 2018, the Company converted the $150,000 promissory note with Carvin Habben, Chairman, to 1,500,000 shares of its common stock at a conversion price of $0.10 per share. The company recorded debt discount amortization expense of $105,616 during the quarter ended May 31, 2018, related to this debt’s conversion recorded at inception. The note had imputed interest of $2,875 during the quarter ended May 31, 2018.

Sales of Common Stock

During the first quarter of fiscal 2019, the Company sold an aggregate of 2,950,000 shares to five of the Company’s board members at the price of $295,000.

During fiscal 2018, the Company sold an aggregate of 2,100,000 shares to two of the Company’s board members at the price of $250,000.

Employment Agreements

During fiscal 2018, the Company signed employment agreements with three members of senior management, all of which are still active. All employment agreements were for a period of approximately 6 to 24 months. See Note 6 for more information about these employment agreements.

Directors and Officers

In December 2017, all non-executive directors received a stock grant of 600,000 shares. Mr. Parsons and Mr. Mills received an additional 200,000 shares each, as recognition for completing tasks outside their director responsibilities. This resulted in a stock-based compensation expense of $956,800 in fiscal 2018.

CEO Employment Agreement Share Issuance

The Company expensed $60,000 in annual salary and $253,926 in stock-based compensation in the first quarter of fiscal 2019, and $240,000 in annual salary and $1,026,710 in stock-based compensation in fiscal 2018, related to the employment agreement with Robert Monster, CEO.

CEO Accrued Salary Conversion

On February 16, 2018, Robert Monster, CEO converted $70,000 of his accrued salary into 700,000 shares of common stock and 700,000 stock options with an exercise price of $0.10 and a vesting period of 12 months. The shares and options were valued on the conversion date in the amounts of $161,000 and $92,507, respectively.

Accrued Expenses - Related Parties

The Company was founded in 1982 and managed by Richard Pomije since at least 1987. On May 17, 2015, Mr. Pomije resigned as CEO of the Company and on June 1, 2015, he resigned as the CFO and Chairman. At that time of his resignation, the Company and the Board of Directors were not aware of any continuing employment agreement. The Company released Mr. Pomije on September 11, 2015 concurrent with his closing of the Burnsville, MN office.

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On December 5, 2016, Richard Pomije filed a lawsuit against the Company. Mr. Pomije asserts an employment agreement existed and a continuing obligation of the Company in the form of a monthly salary for a 1 year term from May 18, 2015 to May 17, 2016 was due in addition to a stock subscription receivable. Mr. Pomije claims the Company owes him $260,900, which had been fully accrued for by the Company as of February 28, 2017.

On April 18, 2018, Mr. Richard Pomije was granted a judgement for the lawsuit he filed against the Company on December 5, 2016. Mr. Pomije was awarded $256,488 as damages, and $296,488 as attorney’s fees and costs, for a total award of $552,976. As at February 28, 2018, $552,976 has been accrued as payable to Mr. Pomije. The Company is in the process of filing an appeal. See Note 15 for additional information about transactions between the Company and its former officer.

Note 10. Income Taxes

The Company accounts for income taxes under standards issued by the FASB. Under those standards, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

No provision for federal income taxes has been recorded due to the net operating loss carry forwards totaling $17,132,786 as of May 31, 2018 that will offset future taxable income. The available net operating loss carry forwards will expire in various years through 2037. Future tax benefits which may arise as a result of these losses have not been recognized in these consolidated financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax loss carry forwards.

The actual income tax provisions differ from the expected amounts calculated by applying the statutory income tax rate to the Company’s loss before income taxes. The components of these differences are as follows at May 31, 2018 and February 28, 2018:

	May 31, 2018	February 28, 2018
Net tax loss carry-forwards	$17,132,786	$15,888,098
Statutory rate	21%	21%
Expected tax recovery	3,597,885	3,336,501
Change in valuation allowance	(3,597,885)	(3,336,501)
Income tax provision	$	$-

Components of deferred tax asset:
Non capital tax loss carry forwards	$3,597,885	$3,336,501
Less: valuation allowance	(3,597,885)	(3,336,501)
Net deferred tax asset	$-	$-

Note 11. Commitments and Contingencies

Litigation

The Company, in the normal course of business, is a party to various ordinary course claims and legal proceedings. In the opinion of management, the ultimate resolution of these matters, individually and in the aggregate, will not have a material adverse effect on the Company’s financial position or results of operations.

On December 5, 2016, Richard Pomije filed a lawsuit against the Company. Mr. Pomije asserts an employment agreement existed and a continuing obligation of the Company in the form of a monthly salary for a 1 year term from May 18, 2015 to May 17, 2016 was due in addition to a stock subscription receivable. Mr. Pomije claims the Company owes him $260,900, which had been fully accrued for by the Company as of February 28, 2017.

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On April 18, 2018, Mr. Richard Pomije was granted a judgement for the lawsuit he filed against the Company on December 5, 2016. Mr. Pomije was awarded $256,488 as damages, and $296,488 as attorney’s fees and costs, for a total award of $552,976. As at February 28, 2018, $552,976 has been accrued as payable to Mr. Pomije. During the quarter ending May 31, 2018, $10,910 was paid to Mr. Richard Pomije. As at May 31, 2018, $542,066 has been accrued as payable to Mr. Pomije. The Company is in the process of filing an appeal. The Company is in the process of filing an appeal. See Note 16 for additional information about transactions between the Company and its former officer.

Lease Commitments

As of February 28, 2018, we have one outstanding operating lease. The lease is for 700 square feet of office space in Vancouver, British Columbia for our Rezserve subsidiary. The lease is month-to-month with either party able to terminate the lease with 30 days of notice. Gross rent is approximately $2,600 per month.

Note 12. Common Stock Subscriptions Receivable

From time to time, the Company has had various stock subscription agreements outstanding all of which were due from a related party. As of May 31, 2018, the company does not have any stock subscription agreements outstanding.

Note 13. Earnings (Loss) Per Share

The Company computes earnings per share using two different methods, basic and diluted, and presents per share data for all periods in which statements of operations are presented. Basic earnings per share are computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding. Diluted earnings per share are computed by dividing net income (loss) by the weighted average number of shares of common stock and common stock equivalents outstanding.

Due to the recent net losses generated by the Company, there are no dilutive elements. Therefore, basic and diluted EPS are the same.

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The following tables provide a reconciliation of the numerators and denominators used in calculating basic and diluted earnings (loss) per share for the first quarter of fiscal years 2019 and 2018:

	Fiscal 2019	Fiscal 2018
Basic earnings (loss) per share calculation:
Net loss to common shareholders	$(2,256,142)	$(1,101,248)
Weighted average number of common shares outstanding	86,876,957	55,059,804
Basic net loss per share	$(0.03)	$(0.02)

Diluted earnings (loss) per share calculation:
Net loss to common shareholders	$(2,256,142)	$(1,101,248)
Weighted average number of common shares outstanding	86,876,957	55,059,804
Stock options (1)	-	-
Warrants (2)	-	-
Diluted weighted average common shares outstanding	86,876,957	55,059,804
Diluted net loss per share	$(0.03)	$(0.02)

_________

(1)

At May 31, 2018 and May 31, 2017, there were 6,235,159 and 2,392,310, respectively, of stock options equivalent to common shares outstanding. The stock options are anti-dilutive at May 31, 2018 and May 31, 2017 and therefore, have been excluded from diluted earnings (loss) per share.

(2)

At May 31, 2018 and May 31, 2017, there were outstanding warrants equivalent to 9,044,740 and 4,660,000 common shares, respectively. The warrants are anti-dilutive at May 31, 2018 and May 31, 2017 and therefore, have been excluded from diluted earnings (loss) per share.

Note 14. Acquisitions

Congo Ltd. Acquisition

On December 7, 2017, the Company closed on an asset purchase agreement for the acquisition of Congo Ltd. (Congo). Congo, based in Houston, TX, owns and operates a web-based platform offering; a portal connecting attorneys to prospective clients through a marketplace setting; a software-as-a-service (SaaS) subscription, selling web features to attorneys for their use on their respective law firm websites, and; the creation of customized online directories. The Company granted 3,000,000 shares of its common stock to the existing owners of Congo. The closing price of the Company’s common stock on the acquisition date was $0.28 per share, therefore, the fair value of common stock issued was $840,000. The stock was issued in February 2018.

This acquisition was accounted for using the replacement cost method, where the cost to replace or recreate the subject asset is estimated. The agreement included customary representations, warranties, and covenants by us and Congo.

According to the replacement cost method of accounting, the Company recognized the identifiable assets acquired as follows:

Developed Technology, Platform and code base	420,000
Developed Technology, New code base and databases	432,000
Assembled Workforce	35,000
Goodwill	78,000
Total intangibles and goodwill	965,000

Total assets acquired, net	965,000

The purchase price consisted of the following:

Common stock	840,000
Cash consideration	75,000
Earnest money	50,000
Total purchase price	965,000

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The Company reviewed the fair value of the total assets of the acquisition and concluded the fair value of the goodwill and intangible assets which were acquired was less than the fair value of the common stock which was used to pay for the business. Accordingly, the Company recorded an impairment expense of $926,252 related to this acquisition in fiscal 2018.

As the company is not using the assets in the same manner as the predecessor company, no proforma financials are presented.

CityInformation, B.V. Acquisition

On October 27, 2017, the Company closed on an asset purchase agreement for the acquisition of CityInformation. CityInformation, based in Amsterdam (Netherlands), develops and operates mobile apps for cities and towns worldwide. The Company granted 2,833,333 shares of its common stock to the existing owners of CityInformation. The closing price of the Company’s common stock on the acquisition date was $0.29 per share, therefore, the fair value of common stock issued was $821,667. The stock was issued in November 2017.

This acquisition was accounted for using the replacement cost method, where the cost to replace or recreate the subject asset is estimated. The agreement included customary representations, warranties, and covenants by us and CityInformation.

According to the replacement cost method of accounting, the Company recognized the identifiable assets acquired as follows:

Developed Technology, App Portfolio	250,000
Developed Technology, App Handles	135,000
Assembled Workforce	40,000
Goodwill	396,667
Total intangibles and goodwill	821,667

Total assets acquired, net	821,667

The purchase price consisted of the following:

Common stock	821,667
Total purchase price	821,667

The Company reviewed the fair value of the total assets of the acquisition and concluded the fair value of the goodwill and intangible assets which were acquired was less than the fair value of the common stock which was used to pay for the business. Accordingly, the Company recorded an impairment expense of $795,508 related to this acquisition in fiscal 2018.

As the company is not using the assets in the same manner as the predecessor company, no proforma financials are presented.

Comencia, Inc. Acquisition

On July 1, 2017, the Company closed on an agreement and plan of share exchange and acquired Comencia, a related party Company, which was partly owned by an officer of the Company. The Company granted 2,500,000 shares of its common stock to the existing owners of Comencia, Inc. The closing price of the Company’s common stock on the acquisition date was $0.30 per share, therefore, the fair value of common stock issued was $750,000. As part of the closing of this agreement, the Company made a cash payment and issued a note receivable from Comencia for $55,000. The terms of the note include payable on demand within 30 days of notice and a 3.0% annual interest rate. This note has not yet been repaid.

This acquisition was accounted for as a business combination under the purchase method of accounting, given that substantially all of Comencia’s assets and ongoing operations were acquired. The agreement included customary representations, warranties, and covenants by us and Comencia.

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According to the purchase method of accounting, the Company recognized the identifiable assets acquired and liabilities assumed as follows:

Cash	11,989
Other assets	13,115
Total assets	25,104

Accrued expenses	(12,741)
Long-term payables	(52,422)
Total liabilities	(65,163)

Customer Lists	33,000
Intellectual Property	48,800
Trademarks	7,000
Total intangibles	88,800

Total assets acquired, net	48,741
Additional consideration given as compensation expense	701,259
Total consideration	750,000

The purchase price consisted of the following:

Common stock	750,000
Total purchase price	750,000

This transaction was a non-arms length transaction, as one of Comencia’s owners was a Director of Digitaltown. As such, $750,000 was recorded as a stock-based compensation in fiscal 2018.

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The unaudited supplemental pro forma results of operations of the combined entities had the date of the acquisition been March 1, 2017 is as follows:

Combined Pro Forma:
For Fiscal Quarter
2018
Revenues	$111,300

Cost of revenues	120,448

Gross profit (loss)	(9,148)

Operating expenses:
Selling, general and administrative expenses	1,082,168

Loss from operations	(1,092,624)

Other income (expense)	9,724

Net loss	$(1,101,348)

Weighted average number of common shares
Outstanding – basic and fully diluted	55,059,804

Net loss per share – basic and fully diluted	$(0.02)

Note 15. Debt

Convertible Note Payable - Related Party

Clint Skidmore - Note

On September 14, 2016, subject to a stock purchase agreement, the Company signed a secured convertible note of $400,000 with Clint Skidmore, founder of Rezserve Technology Ltd (“Rezserve”). The interest free note is due and payable within one year, at which time it can be converted into up to 1,000,000 shares of the Company’s common stock at a conversion price of $0.40 per share. The Company evaluated the note and determined that as the fixed exercise price exceeded the closing market price on the note issuance date, that no beneficial conversion feature was present.

On December 22, 2017, the Company formalized its agreement to extend and convert the original convertible note of $400,000 for Clint Skidmore to October 31, 2018, original founder of Rezserve Technologies Ltd. The Company has repaid $70,000 to Clint Skidmore, and converted $210,000 of the note to 1,100,000 shares of the Company’s common stock, resulting in a loss on conversion of $13,000. At May 31, 2018, the Company owes $120,000 to Clint Skidmore, bearing no interest. This note had imputed interest expense of $38,000 in fiscal 2018, and imputed interest of $3,500 in the first quarter of fiscal 2019.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were determinate due to the fixed conversion price and, as such, does not constitute a derivative liability as the Company has sufficient authorized shares.

Darvin Habben - Note

On June 9, 2017, the Company signed a convertible note of $500,000 with Darvin Habben, Chairman. This note is due and payable within one year, bears interest of 8%, and can be converted into up to 2,000,000 shares of the Company’s common stock at a conversion price of $0.25 per share. The Company recorded a debt discount equal to $300,000 due to this conversion feature. The note had accrued interest of $28,932 as of February 28, 2018. The debt discount had a balance at February 28, 2018 of $191,507. The Company recorded debt discount amortization expense of $108,493 during the year ended February 28, 2018.

On May 9, 2018, the Company converted the $500,000 convertible note with Darvin Habben, Chairman, along with accrued and unpaid interest of $38,027.40, to 5,380,274 shares of its common stock at a conversion price of $0.10 per share. The company recorded debt discount amortization expense of $191,507 during the quarter ended May 31, 2018, related to this debt’s conversion recorded at inception.

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Promissory Note Payable - Related Party

Derek Schumann - Note

On July 20, 2017, the Company signed a promissory note of $100,000 with Derek Schumann, Director. This interest free note is due and payable within one year and bears no interest. The Company issued 1,000,000 warrants to Derek Schumann in connection with this note, with an exercise price of $0.10, and expiry date of July 20, 2027. The Company recorded a warrant discount equal to $100,000 due to this warrant feature. The note had imputed interest of $6,110 as of February 28, 2018. The warrant discount had a balance at February 28, 2018 of $69,452. The Company recorded warrant discount amortization expense of $30,548 during the year ended February 28, 2018.

On May 9, 2018, the Company converted the $100,000 promissory note with Derek Schumann, Director, to 1,000,000 shares of its common stock at a conversion price of $0.10 per share. The company recorded debt discount amortization expense of $69,452 during the quarter ended May 31, 2018, related to this debt’s conversion recorded at inception. The note had imputed interest of $1,917 during the quarter ended May 31, 2018.

Greg Foss - Note

On July 20, 2017, the Company signed a promissory note of $100,000 with Greg Foss, Director. This interest free note is due and payable within one year and bears no interest. The Company issued 1,000,000 warrants to Greg Foss in connection with this note, with an exercise price of $0.10, and expiry date of July 20, 2027. The Company recorded a warrant discount equal to $100,000 due to this warrant feature. The note had imputed interest of $6,110 as of February 28, 2018. The warrant discount had a balance at February 28, 2018 of $69,452. The Company recorded warrant discount amortization expense of $30,548 during the year ended February 28, 2018.

On May 9, 2018, the Company converted the $100,000 promissory note with Greg Foss, Director, to 1,000,000 shares of its common stock at a conversion price of $0.10 per share. The company recorded debt discount amortization expense of $69,452 during the quarter ended May 31, 2018, related to this debt’s conversion recorded at inception. The note had imputed interest of $1,917 during the quarter ended May 31, 2018.

Darvin Habben - Note

On July 27, 2017, the Company signed a promissory note of $150,000 with Darvin Habben, Chairman. This interest free note is due and payable within one year and bears no interest. The Company issued 1,000,000 warrants to Darvin Habben in connection with this note, with an exercise price of $0.10, and expiry date of July 27, 2027. The Company recorded a warrant discount equal to $150,000 due to this warrant feature. The note had imputed interest of $8,877 as of February 28, 2018. The warrant discount had a balance at February 28, 2018 of $105,616. The Company recorded warrant discount amortization expense of $44,384 during the year ended February 28, 2018.

On May 9, 2018, the Company converted the $150,000 promissory note with Carvin Habben, Chairman, to 1,500,000 shares of its common stock at a conversion price of $0.10 per share. The company recorded debt discount amortization expense of $105,616 during the quarter ended May 31, 2018, related to this debt’s conversion recorded at inception. The note had imputed interest of $2,875 during the quarter ended May 31, 2018.

Convertible Note Payable - Third Party

PowerUp Lending - Note 1

On October 30, 2017, the Company issued a convertible note to PowerUp Lending Group Ltd. for $75,000 of cash consideration. The note bears interest at 12%, matures on October 30, 2018, and is convertible after 180 days into common stock at 61% of the lowest 3 closing market prices of the previous 10 trading days prior to conversion. The Company recorded a debt discount equal to $47,951 due to this conversion feature.

On May 3, 2018, PowerUp Lending Group Ltd. converted $12,000 of the principal amount of the October 30, 2017 note into 170,940 shares of the Company’s common stock, leaving a principal balance due of $63,000.

On May 7, 2018, PowerUp Lending Group Ltd. converted $13,000 of the principal amount of the October 30, 2017 note into 213,115 shares of the Company’s common stock, leaving a principal balance due of $50,000.

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On May 10, 2018, PowerUp Lending Group Ltd. converted $15,000 of the principal amount of the October 30, 2017 note into 245,902 shares of the Company’s common stock, leaving a principal balance due of $35,000.

On May 15, 2018, PowerUp Lending Group Ltd. converted $20,000 of the principal amount of the October 30, 2017 note into 327,869 shares of the Company’s common stock, leaving a principal balance due of $15,000.

On May 16, 2018, PowerUp Lending Group Ltd. converted $15,000 of the principal amount, plus $4,500 in accrued and unpaid interest, of the October 30, 2017 note into 319,672 shares of the Company’s common stock, fully extinguishing this note.

The Company recorded debt discount amortization expenses of $32,055 related to this note during the first quarter of fiscal 2019.

PowerUp Lending - Note 2

On November 30, 2017, the Company issued a convertible note to PowerUp Lending Group Ltd. for $58,000 of cash consideration. The note bears interest at 12%, matures on November 30, 2018, and is convertible after 180 days into common stock at 61% of the lowest 3 closing market prices of the previous 10 trading days prior to conversion. The Company recorded a debt discount equal to $38,164 due to this conversion feature. The note had accrued interest of $3,456 as of May 31, 2018. The debt discount had a balance at May 31, 2018 of $19,213. The Company recorded debt discount amortization expense of $9,541 during the quarter ended May 31, 2018. The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were determinate due to the conversion price floor and, as such, does not constitute a derivative liability as the Company has sufficient authorized shares and a conversion floor of $0.00009.

PowerUp Lending - Note 3

On January 18, 2018, the Company issued a convertible note to PowerUp Lending Group Ltd. for $53,000 of cash consideration. The note bears interest at 12%, matures on January 18, 2019, and is convertible after 180 days into common stock at 61% of the lowest 3 closing market prices of the previous 10 trading days prior to conversion. The Company recorded a debt discount equal to $33,164 due to this conversion feature. The note had accrued interest of $2,304 as of May 31, 2018. The debt discount had a balance at May 31, 2018 of $21,608. The Company recorded debt discount amortization expense of $8,471 during the quarter ended May 31, 2018 The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were determinate due to the conversion price floor and, as such, does not constitute a derivative liability as the Company has sufficient authorized shares and a conversion floor of $0.00009.

Crown Bridge - Note 1

On January 30, 2018, the Company issued a convertible note to Crown Bridge Partners, LLC. for $55,000 of cash consideration. The note bears interest at 10%, matures on January 30, 2019, and is convertible after 180 days into common stock at 61% of the lowest 3 closing market prices of the previous 20 trading days prior to conversion. The Company recorded a debt discount equal to $33,246 due to this conversion feature. The Company also recorded a $3,000 debt discount due to issuance fees. The note had accrued interest of $1,812 as of May 31, 2018. The debt discount had a balance at May 31, 2018 of $24,305. The Company recorded debt discount amortization expense of $9,062 during the quarter ended May 31, 2018.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were determinate due to the fixed conversion price and, as such, does not constitute a derivative liability as the Company has sufficient authorized shares.

Promissory Note Payable - Third Party

On July 20, 2017, the Company signed a promissory note of $100,000 with Donovan Olson. This interest free note is due and payable within one year and bears no interest. The Company issued 1,000,000 warrants to Donovan Olson in connection with this note, with an exercise price of $0.10, and expiry date of July 20, 2027. The Company recorded a warrant discount equal to $100,000 due to this warrant feature.

On May 9, 2018, the Company converted the $100,000 promissory note with Donovan Olson, to 1,000,000 shares of its common stock at a conversion price of $0.10 per share. The company recorded debt discount amortization expense of $69,452 during the quarter ended May 31, 2018, related to this debt’s conversion recorded at inception. The note had imputed interest of $1,917 during the quarter ended May 31, 2018.

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Note 16. Transactions with Former Officer and Current Shareholder

The Company was founded in 1982 and managed by Richard Pomije since at least 1987. On May 17, 2015, Mr. Pomije resigned as CEO of the Company and on June 1, 2015, he resigned as the CFO and Chairman. At that time of his resignation, the Company and the Board of Directors were not aware of any continuing employment agreement. The Company released Mr. Pomije on September 11, 2015 concurrent with his closing of the Burnsville, MN office.

On December 5, 2016, Richard Pomije filed a lawsuit against the Company. Mr. Pomije asserts an employment agreement existed and a continuing obligation of the Company in the form of a monthly salary for a 1 year term from May 18, 2015 to May 17, 2016 was due in addition to a stock subscription receivable. Mr. Pomije claims the Company owes him $260,900, which had been fully accrued for by the Company as of February 28, 2017.

On April 18, 2018, Mr. Richard Pomije was granted a judgement for the lawsuit he filed against the Company on December 5, 2016. Mr. Pomije was awarded $256,488 as damages, and $296,488 as attorney’s fees and costs, for a total award of $552,976. During the quarter ending May 31, 2018, $10,910 was paid to Mr. Richard Pomije. As at May 31, 2018, $542,066 has been accrued as payable to Mr. Pomije. The Company is in the process of filing an appeal.

Note 17. Intangible Assets and Goodwill

Goodwill

The carrying value of goodwill at May 31, 2018 and February 28, 2018 was $0. During the fiscal 2018, the Company made an acquisition which resulted in $549,667 of goodwill being recorded and subsequently impaired.

Intangible assets

The carrying value of intangible assets at May 31, 2018 and February 28, 2018 was $0. During fiscal 2018, the Company acquired $1,237,000 of intangible assets, including $432,000 of code base and databases, $420,000 of platform and code base, $250,000 of app portfolios, and $135,000 of app handles. During fiscal 2018, the Company recorded $64,907 of amortization expense related to intangible assets.

Impairments

We evaluate our goodwill and intangible assets for an impairment on an annual basis each fiscal year end. Based upon our review and analysis, we deemed all of the goodwill and intangible assets acquired in fiscal 2018 as fully impaired as of February 28, 2018. Accordingly, we recognized an impairment expense of $1,721,760 in fiscal 2018. This reflects the full amount of goodwill and the unamortized balance of the intangible assets.

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Note 18. Digital Currencies

The Company has entered into stock purchase agreements with investors, and has accepted digital currencies as a form of payment from these investors, in exchange for shares of the Company’s common stock.

On May 15, 2018, the Company issued 11,385,590 shares of stock to Catena Fund One, LP for 1,050,000 RHOC (RChain Coins). The market price of RHOC on May 15, 2018 was $1.58 per RHOC, resulting in a value of $1,659,000.

On May 16, 2018, the Company sold 63,291.13924 RHOCs at $1.56 for $100,000, resulting in a loss on exchange of $1,282.

On May 31, 2018, market price of RHOC was $1.38, resulting in an unrealized loss on exchange of $196,070, which is represented as Accumulated Other Comprehensive Income in the equity section of the balance sheet.

Our primary market risk exposure with regard to digital currencies is the volatility in trading prices from day to day, which would only impact the gain/loss recognized at time of exchange on such instruments. As of May 31, 2018, the Company held the equivalent of $1,380,156 in digital currencies.

Note 19. Subsequent Events

In June 2018, PowerUp Lending Group converted $50,000 of the principal amount of the November 30, 2017 note into 763,001 shares of the Company’s common stock, leaving a principal balance due of $8,000.

In July 2018, the Company issued 90,000 shares of its common stock to a contractor, with a value of $7,920.

There were no additional significant subsequent events through July 16, 2018, the date the financial statements were issued.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion of the financial condition as of May 31, 2018 and its results of operations of the Company for the three months ended May 31, 2018 and 2017, which should be read in conjunction with, and is qualified in its entirety by, the financial statements and notes thereto included elsewhere in this report and the audited consolidated financial statements and notes thereto included in the Company’s Form 10-K for the fiscal year ended February 28, 2018.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Form 10-Q for the quarter ended May 31, 2018, contains forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terminology, such as "may," "shall," "could," "expect," "estimate," "anticipate," "predict," "probable," "should," "continue," or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management and are considered by management to be reasonable. Our future operating results, however, may be materially different and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

GENERAL

DigitalTown, Inc. (“The Company”, “We”, “Us”, “Our” and “DigitalTown”) provides turn-key hosted solutions to power a comprehensive platform for government entities, citizens and merchants. Our solutions improve the quality of life for residents and visitors through integrated technology for economic development, civic engagement, digital inclusion and smart tourism for cities around the world. The easy to use platform helps city officials and local merchants manage a feature-rich Smart City for web and mobile devices, and provides residents and visitors with access to Content, Community and Commerce.

The Company’s fiscal year end is the last day in February. Our current fiscal year ends on February 28, 2019 and we refer to it as “fiscal 2019”. Last year, our fiscal year ended on February 28, 2018 and we refer to this year as “fiscal 2018”.

Market Opportunity

We provide an integrated search, community, and commerce platform for both web and mobile devices. DigitalTown powers connected online communities that enable members of a community to find information and acquire the goods and services they need locally when possible. The DigitalTown platform is intended to improve how the local economy consumes and transacts. It does this by helping local community citizens interact with city government, as well as local merchants. Residents and visitors are able to use the DigitalTown powered search engine to access content, community and commerce from an easy search tool. If there are local vendors that can fulfill a product or service that relates to a search term, then those options are presented to the user. Local vendors can also become direct merchants on the platform, effectively allowing the local town to be its own hub for mass commerce.

The Strategic Importance of Local Online Economic Development

The DigitalTown platform elevates local communities to an advanced state of technical capability. To date, most cities have historically taken a hands-off approach towards the Internet. However, we believe city management will further consider the Internet as an integral part of their strategic plan for economic growth.

The continued expansion of big box retailers and steep growth of national eCommerce has created an increased number of challenges for locally owned small businesses. This requires a new approach to online economic development – one that equips local merchants with the means to compete locally and sell nationally. DigitalTown provides a cost-effective solution to help local businesses compete against entities with greater reach, scale and resources.

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Why the DigitalTown solution makes sense now

The DigitalTown platform is a cost-effective solution for enabling a community to become a smart community, which we define as connected to shared content and local commerce. A key enabler for this capability is the continued growth of smartphones that are powered by common frameworks, such as Apple iOS and Android. The use of smartphones has enabled individuals to communicate and transact in real-time anywhere they choose using their smartphone, which serves as a proxy for identity, reputation, preferences and method of payment. In effect, the smartphone has become the Digital Wallet. We believe this opportunity is global and our approach, which emphasizes public-private partnerships, will enable accelerated adoption particularly in rural communities where trust of technology is lower, the need is potentially the greatest, and economic models are at the greatest risk.

How the DigitalTown SmartCity Platform is part of the new SmartWeb

A core component of the DigitalTown approach is to build branded web destinations that are intuitive to discover. Part of what makes this possible is the emergence of new domain extensions that are descriptive. For example, .CITY routes a visitor to a website about a city and .MENU routes a user to a website about restaurants in that city. Due to management’s long-standing relation with domain registry operators, the Company will seek to bring structure to the emerging landscape of domain extensions, while at the same time emphasizing distribution of a unified mobile application to work as a digital companion alongside the growing network of direct navigation brands.

The DigitalTown Platform

The DigitalTown platform supports powerful online and mobile communities. We tap into locally relevant news and content in order to keep community members informed. We provide community tools to keep community members connected. We enable commerce and fulfillment in local communities thereby helping residents to buy locally while equipping merchants to sell locally, nationally and even globally.

Content Search

The DigitalTown search engine serves as the core of the local experience. Whereas most residents may go once or twice per year to the official city site, the DigitalTown-powered search engine is designed for daily use as a preferred homepage for local residents and businesses. This will be accomplished through a combination of marketing and education to residents. In addition, we believe adoption can happen through building a strong level of trust with the residents, since our platform will be endorsed or supported by the local government whom the residents know. This compares to large national companies with limited to no connection to the local residents.

Community

Consumers are already familiar with social networking through applications like Facebook and Twitter. The integrated DigitalTown web service and mobile app make it easy to stay informed, as well as to connect and communicate with other members of a given community. Community members can message, join groups, shop online, and make payments.

Commerce

The DigitalTown platform provides merchants with a turn-key solution for online commerce. Once the approved merchant loads SKU’s and inventory available for sale, the merchants can begin selling without any setup fees or capital investment costs. Transaction processing services are provided by DigitalTown, thereby eliminating the need for each retailer to secure a merchant processing account. The community may also enable a private currency for use within the community.

Courier and Delivery Management

In a growing number of participating cities, an integrated courier and delivery application is included, enabling approved delivery service providers to be notified about items from merchants to be picked up and delivered to the customer, thereby enabling any approved merchant to also offer delivery services to the end-customer. Delivery time is chosen by the customer and can be hours to days.

Administration

The DigitalTown platform provides integrated administrative tools for managing Content, Community and Commerce, making it easy to administer. The administrative tools are designed to be the back end of the smart community. For example, administrators can create Frequently Asked Questions (FAQ) that are then presented through the site search. This FAQ article is then systematically provided as information when a user makes an inquiry that matches the keywords into the search box on the site.

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Intellectual Property

Domain Name Portfolio. The Company is developing a proprietary platform for Smart City Management. As part of this platform rollout, the Company has secured approximately 13,000 of the .CITY domains that map to significant population centers. DigitalTown has methodically secured the .CITY domains through both acquisition from existing registrants, or via direct purchase from the operator of the .CITY registrar.

Software: The Company has developed a proprietary platform for enabling any city to become a Smart City, incorporating advanced features for economic development, community engagement and digital inclusion. In addition, the Company has completed acquisitions of 6 software companies: Cloud.Market, Software Masters, Inc, Rezserve Technologies Ltd, Appointment.com, Comencia Inc, and Congo Ltd., each of which brought significant intellectual property and is in process of being fully integrated into the DigitalTown platform. The Company continues to invest in software with an emphasis on capital efficiency and return on investment.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MAY 31, 2018 AND 2017

During first quarter of fiscal 2019, the Company recorded revenues of $86,218 and cost of revenues of $525,328 for a gross loss of $439,110 compared to revenues of $80,271 and cost of revenues of $98,608 for a gross loss of $18,337 during the first quarter of fiscal 2018. For the first quarter of fiscal 2019 and 2018, revenues mainly consisted of development fees related to our SmartCity platform and activities from our Rezserve and Appointment.com subsidiaries. Cost of revenues consisted of amortization of prepaid annual domain name renewal fees of $302,989 and $48,531, development expense of $221,209 and $50,077, and merchant processing fees of $746 and $2,162, for the fiscal first quarters 2019 and 2018, respectively.

The Company’s operating expenses are currently all related to selling, general and administrative activity. These expenses were $1,223,618 in the first quarter of fiscal 2019 compared to $1,073,187 in the first quarter of fiscal 2018, an increase of $150,431. A portion of this increase was non-cash related. Our stock-based compensation expense was $436,406 for the first quarter of fiscal 2019 as compared to $346,701 for fiscal 2018, an increase of $90,335. In addition to the non-cash item, our increase in selling, general and administrative expenses was due to an increase in contractor expense of $151,028, an increase of $35,460 in hosting and server expenses, and an increase of $69,953 in accounting and advisory fees.

The Company’s overall net loss for the current first quarter increased by $1,154,894 to $2,256,142. The increase was mainly due to an increase in stock compensation expense, an increase in debt and warrant discount amortization, an increase in prepaid annual domain name renewal fees, and the increase in general and administrative items as detailed above.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s cash position at May 31, 2018 was $20,506, a decrease of $38,206 from $58,712 at February 28, 2018. During the first quarter of fiscal 2019, net cash used in operating activities was $662,436 compared to cash used of $635,925 for the first quarter of fiscal 2018. When comparing the two periods, the increase in cash used in operating activities of $26,511 for the first quarter of fiscal 2019 is primarily due to an increase of cash operating expenses.

Net cash received used in investing activities was $98,656 for the first quarter of fiscal 2019, compared to net cash used of $26,423 for the first quarter of fiscal 2018. In the first quarter of fiscal 2019, the Company received cash from the sale of certain digital currencies.

Net cash provided by financing activities for the first quarter of fiscal 2019 was $526,950, compared to $162,500 in the first quarter of fiscal 2018, which consisted mainly of proceeds from the sale of common stock.

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Monthly cash operating expenses for the first quarter of fiscal 2019, were approximately $325,000 per month. Based on current projections, the Company’s monthly cash operating expenses going forward should be approximately $375,000 per month, which includes the monthly cost for the renewal of the existing domain names. In the period from June 1, 2018 through July 16, 2018, the Company did not enter into stock purchase agreements of restricted common shares.

We believe our current cash reserves, the amounts we expect from future proceeds from the issuance of our common stock and the sale of existing domain names should be sufficient to enable us to operate for the next 12 months. In the event that we are unable to operate profitably, raise additional capital through the sale of our common stock or sell existing domain names on acceptable terms, we would be forced to further reduce operating expenses or cease operations altogether.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies

The discussion and analysis of DigitalTown, Inc.’s financial condition and results of operations are based on our audited financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. Management reviews its estimates on an ongoing basis. Management bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. While DigitalTown Inc.’s significant accounting policies are described in more detail in Note 1 to its financial statements, management believes the following accounting policies to be critical to the judgments and estimates used in the preparation of its financial statements:

Prepaid Domain Names

The annual domain name renewal fees are currently amortized over one year and the purchase of any new domain names are the only amounts capitalized. See Note 5 for further information.

Stock-Based Compensation

The Company recognizes the cost of stock-based compensation plans and awards in operations on a straight-line basis over the respective vesting period of the awards.  The Company measures and recognizes compensation expense for all stock-based payment awards made to employees, directors, consultants and advisors. The compensation expense for the Company's stock-based payments is based on estimated fair values at the time of the grant.

The Company estimates the fair value of stock-based payment awards on the date of grant using the Black-Scholes option pricing model. This option pricing model involves a number of assumptions, including the expected lives of stock options, the volatility of the public market price for the Company's common stock and interest rates. Stock-based compensation expense recognized during the period is based on the value of the portion of stock-based payment awards that are ultimately expected to vest.

Recently Issued Accounting Pronouncements

Information regarding recently issued accounting pronouncements is included in Note 1 to the consolidated financial statements in “Item 8. Financial Statements and Supplemental Data” in this Annual Report on Form 10-K.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

The Company has entered into stock purchase agreements with investors, and has accepted digital currencies as a form of payment from these investors, in exchange for shares of the Company’s common stock. Our primary market risk exposure with regard to digital currencies is the volatility in trading prices from day to day, which would only impact the gain/loss recognized at time of exchange on such instruments. As of May 31, 2018, the Company held the equivalent of $1,380,156 in digital currencies.

The Company has not entered into, and does not expect to enter into, financial instruments for trading or hedging purposes. The Company does not currently anticipate entering into interest rate swap and/or similar instruments. Our primary market risk exposure with regard to financial instruments is to changes in interest rates, which would only impact interest income earned on such instruments. As of May 31, 2018, the Company did not have any material currency exchange or interest rate risk exposure.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholders will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the selling stockholders’ legal counsel applicable to the sale of its shares. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Item	Amount to be paid
SEC registration fee	$24.90
Legal fees and expenses	15,000.00
Accounting fees and expenses	2,000.00
Total	$17,024.90

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide for indemnification to the full extent permitted by the laws of the State of Minnesota for each person who becomes a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator, or intestate, is or was a director or officer of the corporation or served any other corporation of any type or kind, domestic or foreign in any capacity at the request of the corporation. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

None.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description of Exhibits

3.1	Articles of Incorporation of as amended (1)

3.2	Bylaws (1)

4.1	Form of Common Stock Certificate

5.1	Legal Opinion (6)

10.1	Employment Agreement dated as of April 12, 2017 between the Company and Robert W. Monster(6)

10.2	Equity Purchase Agreement between DigitalTown, Inc. and Triton Funds LLC dated April 23, 2018(7)

10.3	Registration Rights Agreement between DigitalTown, Inc. and Triton Funds LLC dated April 23, 2018(8)

14.1	Code of Ethics (2)

22.1	List of wholly owned subsidiaries (3)

23.1	Consent of Independent Registered Public Accounting Firm

_____________

(1)	Incorporated by reference to exhibit filed as a part of Registration Statement on Form 10-SB (Commission File No. 000-27225)
(2)	Incorporated by reference to exhibit filed as a part of Current Report on form 8K filed June 9, 2009.
(3)	Incorporated by reference to exhibits filed as a part of our Annual Report on Form 10K filed April 16, 2009.
(4)	Incorporated herein by reference to the Annual Report on Form 10K filed May 28, 2010
(5)	Incorporated herein by reference to the Current Report on Form 8K filed December 7, 2010
(6)	Incorporated herein by reference to Exhibit 5.1 of form S-1 filed June 5, 2018
(7)	Incorporated herein by reference to Exhibit 10.2 of form S-1 filed June 5, 2018
(8)	Incorporated herein by reference to Exhibit 10.3 of form S-1 filed June 5, 2018

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ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1.)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i.)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

	(ii.)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii.)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2.)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3.)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4.)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5.)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i.)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii.)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii.)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv.)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bellevue, Washington, on September 11, 2018.

DIGITALTOWN, INC.

By:	/s/ Robert Monster
Robert Monster
Chief Executive Officer/Director (Principal Executive Officer)

By:	/s/ David Carter
David Carter
Chief Financial Officer
(Principal Accounting Officer)

By:	/s/ Jeff Mills
Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Robert Monster	Chief Executive Officer, Director (Principal Executive Officer)	September 11, 2018
Robert Monster

/s/ Jeff Mills	Director, Secretary	September 11, 2018
Jeff Mills

/s/ Kenwei Chong	Director	September 11, 2018
Kenwei Chong

/s/ Darvin Habben	Director	September 11, 2018
Darvin Habben

/s/ Derek Schumann	Director	September 11, 2018
Derek Schumann

/s/ Lawrence Lerner	Director	September 11, 2018
Lawrence Lerner

/s/ George Nagy	Director	September 11, 2018
George Nagy

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